SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )
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☐	Soliciting Material Pursuant to §240.14a-12
SPANISH BROADCASTING SYSTEM, INC.

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2601 South Bayshore Drive, PH II
Coconut Grove, Florida 33133
June 22, 2006
Dear Stockholders:
       You are cordially invited to attend the Annual Meeting of Stockholders of Spanish Broadcasting System, Inc. (“SBS”), which will be held on Tuesday, July 18, 2006, at 10:00 a.m., E.T., at our corporate offices located at 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133 (the “Annual Meeting”).
       At the meeting, stockholders of SBS will be asked to consider and act upon the election of directors and the approval of the 2006 Omnibus Equity Compensation Plan. These matters are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.
       We recommend that you vote in favor of the proposals. Your vote is important regardless of the number of shares you own, and we strongly encourage you to participate by voting your shares whether or not you plan to attend the Annual Meeting. Please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. Returning the proxy card does NOT deprive you of your right to attend the Annual Meeting and to vote your shares in person for the matters acted upon at the Annual Meeting.
       Included with the attached Proxy Statement is a copy of SBS’s Annual Report on Form 10-K for fiscal year ended 2005. We encourage you to read the Annual Report. It includes information on SBS’s operations and markets, as well as SBS’s audited consolidated financial statements.
       We look forward to seeing you at the Annual Meeting.

Sincerely,

Raúl Alarcón, Jr.
Chairman of the Board of Directors,
President and Chief Executive Officer

2601 South Bayshore Drive, PH II
Coconut Grove, Florida 33133
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On
July 18, 2006
Dear Stockholders:
       The Annual Meeting of Stockholders of Spanish Broadcasting System, Inc. (“SBS”) will be held on Tuesday, July 18, 2006, at 10:00 a.m., E.T., at our corporate offices located at 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133 (the “Annual Meeting”), for the following purposes:

1. To elect the six members of the Board of Directors to serve until our next annual meeting of stockholders or until their respective successors are elected and qualify.

2. To approve the Spanish Broadcasting System, Inc. 2006 Omnibus Equity Compensation Plan.

3. To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.
       Stockholders of record at the close of business on June 15, 2006 are entitled to notice of, and to vote at, the Annual Meeting and at any continuation or adjournment thereof.

By Order of the Board of Directors

Joseph A. García
Executive Vice President,
Chief Financial Officer and Secretary
Coconut Grove, Florida
June 22, 2006

PROXY STATEMENT
June 22, 2006
      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Spanish Broadcasting System, Inc., a Delaware corporation (“SBS”), of proxies for use at the Annual Meeting of Stockholders of SBS (the “Annual Meeting”). All references in this Proxy Statement to “we”, “our”, or “us” refer to SBS.
      The Annual Meeting will be held on Tuesday, July 18, 2006, at 10:00 a.m., E.T., at our corporate offices located at 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133. All holders of record of our Class A common stock, par value $0.0001 per share (the “Class A common stock”) and Class B common stock, par value $0.0001 per share (the “Class B common stock”), at the close of business on June 15, 2006 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 40,277,805 shares of Class A common stock outstanding and entitled to vote and 24,503,500 shares of Class B common stock outstanding and entitled to vote.
      This Proxy Statement, the accompanying proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, containing audited financial statements, are first being mailed to stockholders on or about June 22, 2006. Our Annual Report contains the information required by Rule 14a-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not a part of the proxy soliciting materials.
VOTING RIGHTS AND SOLICITATION OF PROXIES
      Stockholders are entitled to one vote for each share of Class A common stock they hold and ten votes for each share of Class B common stock they hold, on each matter presented. Shares of Class A common stock and Class B common stock may not be voted cumulatively.
      The presence, in person or represented by proxy, of the holders of a majority of the aggregate votes entitled to be cast by the Class A common stock and Class B common stock, voting together as a single class, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time until a quorum is present or represented. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting must be given other than by announcement at the Annual Meeting. At an adjourned meeting at which a quorum is present, any business may be transacted that could have been transacted at the original Annual Meeting.
      Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The proposals concerning the election of directors and the approval of the Spanish Broadcasting System, Inc. 2006 Omnibus Equity Compensation Plan each require a majority of the votes cast at the Annual Meeting. Abstentions will count as a vote against a proposal, and broker non-votes will not count toward the vote on a proposal.
      Stockholders are requested to complete, sign, and date the accompanying proxy card and return it promptly to us so that it is received by the date of the Annual Meeting. A stockholder may revoke a proxy submitted to us at any time before it is voted at the Annual Meeting by (1) sending written notice of revocation to us addressed to: Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133, Attention: Melanie M. Montenegro, Corporate & Finance Counsel, (2) executing and submitting a proxy bearing a later date, or (3) attending the Annual Meeting and voting in person. Subject to such revocation, all proxies duly executed and received prior to, or during the Annual Meeting, will be voted in accordance with the specification on the proxy card. If no specification is made, proxies will be voted in favor of the proposals listed on the proxy card. As to other matters, if any, to be voted upon at the Annual Meeting, the persons designated as proxies, who were selected by the Board, will take such actions as they, in their discretion, may deem advisable.
      We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of our common stock. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers, and other employees of SBS in person or by telephone or facsimile, but these individuals will not be separately compensated for such solicitation services. We have retained Morrow & Co., Inc. to assist in the solicitation of proxies from brokers, nominees and institutional holders for a fee of approximately $3,000, plus out-of-pocket expenses.
Information to Rely Upon When Casting Your Votes
      You should rely only on the information contained in this Proxy Statement when casting your votes. We have not authorized anyone to give any information or to make any representations in connection with this proxy solicitation other than those contained in this Proxy Statement. You should not rely on any information or representation not contained in this Proxy Statement as having been authorized by us. You should not infer that there has not been a change in the facts set forth in this Proxy Statement or in our affairs since the date of this Proxy Statement. This Proxy Statement does not constitute a solicitation by anyone in any jurisdiction in which the solicitation is not authorized or in which the person making the solicitation is not qualified to do so or to anyone to whom it is unlawful to make a solicitation.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS
      The following table sets forth information concerning the beneficial ownership of our Class A common stock and our Class B common stock as of June 15, 2006, by:

•	each person known by us to beneficially own more than 5% of any class of common stock;

•	each director and each executive officer named in the Summary Compensation Table; and

•	all named executive officers and directors as a group.
      Unless indicated below, each stockholder listed had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, if applicable. As of the record date, there were 40,277,805 shares of Class A Common Stock and 24,503,500 shares of Class B Common Stock outstanding. In addition, as of the record date there were 380,000 shares of Series C Preferred Stock, which are convertible into 7,600,000 shares of Class A Common Stock and which vote on an as-converted basis with the Common Stock. Accordingly, in the percentage calculations in the table below, we treat the 7,600,000 shares of Class A Common Stock (into which the Series C Preferred Stock is convertible) as outstanding.

	Class A Shares		Class B Shares
					Percent of	Percent of
		Percent of		Percent of	Total	Total
	Number of	Class A	Number of	Class B	Economic	Voting
Name and Address(1)(2)	Shares	Shares	Shares	Shares	Interest	Power

Rául Alarcón Jr.(3)	700,000	1.4%	23,430,000	95.6%	33.0%	80.0%
Pablo Rául Alarcón, Sr.	—	*	1,070,000	4.4%	1.5%	3.7%
Joseph A. García(4)	565,000	1.2%	—	—	*	*
Marko Radlovic(3)	170,834	*	—	—	*	*
Dan Mason(3)	40,000	*	—	—	*	*
Antonio S. Fernandez(5)	40,000	*	—	—	*	*
Jose A. Villamil(3)	30,000	*	—	—	*	*
Jason L. Shrinsky(6)	85,000	*	—	—	*	*

All named executive officers and directors as a group(7)	1,630,834	3.1%	24,500,000	100%	33.6%	82.7%
CBS Corporation(8)	11,400,000	22.1%	—	—	15.0%	3.8%
Wells Fargo & Company(9)	5,129,350	10.7%	—	—	7.1%	1.8%
T. Rowe Price Associates(10)	4,460,890	9.3%	—	—	6.2%	1.5%
Columbia Wanger Asset Management, L.P.(11)	4,255,550	8.9%	—	—	5.9%	1.5%

*	Indicates less than 1%.

(1)	The address of all directors and executive officers in this table, unless otherwise specified, is c/o Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133.

(2)	As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting of a security, or the sole or shared power to dispose, or direct the disposition, of a security. A person is deemed as of any date to have beneficial ownership of any security that the person has the right to acquire within 60 days after that date, regardless if the security is in-the-money or not. For purposes of computing the percentage of outstanding shares held by each person named above, any security that the person has the right to acquire within 60 days of the date of calculation is deemed to be outstanding, but is not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

(3)	Shares of Class A Common Stock beneficially owned by Messrs. Alarcón, Radlovic, Mason and Villamil are issuable upon the exercise of options that the holders have the right to exercise within sixty days of the date of this table.

(4)	Includes 555,000 shares of Class A Common Stock issuable upon the exercise of options that the holder has the right to exercise within sixty days of the date of this table.

(5)	Includes 30,000 shares of Class A Common Stock issuable upon the exercise of options that the holder has the right to exercise within sixty days of the date of this table.

(6)	Includes 70,000 shares of Class A Common Stock issuable upon the exercise of options that the holder has the right to exercise within sixty days of the date of this table. Mr. Shrinsky holds these options for the benefit of the law firm, Kaye Scholer LLP. Mr. Shrinsky shares ownership of, and voting and investment power for, 15,000 shares of Class A Common Stock with his spouse.

(7)	Includes 1,595,834 shares of Class A Common Stock issuable upon the exercise of options that the holders have the right to exercise within sixty days of the date of this table.

(8)	Reflects ownership of Mr. Sumner M. Redstone, National Amusements, Inc. (“NAI”), NAIRI, Inc. (“NAIRI”), CBS Corporation (“CBS”), Westinghouse CBS Holding Company, Inc. (“W/CBS HCI”), CBS Broadcasting Inc. (“CBSBI”), CBS Radio Inc. (“CBS Radio”) and CBS Radio Media Corporation (“CRMC”) (collectively, the “Reporting Entities”) of 380,000 shares of our Series C Preferred Stock and a warrant (the “Warrant”) to purchase

190,000 additional shares of Series C Preferred Stock. Upon conversion, each of the shares of Series C Preferred Stock will convert into twenty fully paid and non-assessable shares of Class A Common Stock. Accordingly, the Series C Preferred Stock beneficially owned by the Reporting Entities and the Series C Preferred Stock issuable upon exercise of the Warrant is convertible into 11,400,000 shares of Class A Common Stock. Mr. Sumner M. Redstone, by virtue of his stock ownership in NAI, may be deemed to be the beneficial owner, with shared dispositive and voting power, of the Series C Preferred Stock held or controlled by the Reporting Entities. The address of the Reporting Entities and Mr. Redstone is c/o CBS Corporation, 51 West 52nd Street, New York, New York 10019. We obtained this information from a Schedule 13D/A filed by CBS Corporation on February 14, 2006.

(9)	The address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94104. Wells Fargo & Company has sole voting power with respect to 3,919,400 shares, sole dispositive power with respect to 5,118,400 shares and shared dispositive power with respect to 10,950 shares. The shares are owned by Wells Fargo & Company on its own behalf and on behalf of its subsidiaries, Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC and Wells Fargo Bank, National Association. We obtained this information from a Schedule 13G filed by Wells Fargo & Company on March 7, 2006.

(10)	The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. T. Rowe Price Associates, Inc. has sole voting power with respect to 670,400 shares and sole dispositive power with respect to all the shares. The shares are owned by various individual and institutional investors, including T. Rowe Price New Horizons Fund, Inc., for which T. Rowe Price Associates, Inc. serves as an investment advisor. T. Rowe Price Associates, Inc. disclaims beneficial ownership of these shares. We obtained this information from a Schedule 13G filed by T. Rowe Associates, Inc. on February 14, 2006.

(11)	The address of Columbia Wanger Asset Management, L.P. is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606. Columbia Wanger Asset Management, L.P. has sole investment discretion and voting power with respect to all the shares. The shares are owned by various individual and institutional investors for which Columbia Wanger Asset Management, L.P. serves as an investment advisor. We obtained this information from a Schedule 13G filed by Columbia Wanger Asset Management, L.P. on February 15, 2006.

Equity Compensation Plan Information
      The following table sets forth, as of December 31, 2005, the number of securities outstanding under our equity compensation plans, the weighted average exercise price of such securities and the number of securities available for grant under these plans:
Equity Compensation Plan Information
As of December 31, 2005

				(c)
	(a)			Number of Securities
	Number of Shares to	(b)		Remaining Available for
	be Issued Upon	Weighted-Average		Future Issuance Under
	Exercise of	Exercise Price of		Equity Compensation
	Outstanding Options,	Outstanding Options,		Plans (excluding
Plan Category	Warrants and Rights	Warrants and Rights		Column (a)

Equity Compensation Plans Approved by Stockholders:
1999 Stock Option Plan	2,438,700	$10.66		468,200
Non-Employee Director Stock Option Plan	250,000	11.61		20,000
Equity Compensation Plans Not Approved by Stockholders:
Options issued to a former director(1)	250,000	20.00		—
Warrants related to the acquisitions of:
KXOL-FM(2)	700,000	7.69		—
KRZZ-FM(3)	3,800,000	—	(3)	—

Total	7,438,700			488,200

(1)	We granted Arnold Sheiffer, who served as a director of SBS from 1996 until August 1999, stock options to purchase 250,000 shares of Class A common stock upon the closing of our initial public offering, for his past services as a director.

(2)	Pursuant to the amended asset purchase agreement and amended time brokerage agreements relating to the acquisition of KXOL-FM, we issued to ICFG seven warrants, each exercisable for 100,000 shares (an aggregate of 700,000 shares) of our Class A common stock. These warrants are exercisable for a period of thirty-six months after the date of issuance after which they will expire if not exercised. To date, none of these warrants issued to ICFG have been exercised. As of June 15, 2006, three warrants each exercisable for 100,000 shares (an aggregate of 300,000 shares) have expired.

(3)	On December 23, 2004, in connection with the closing of the merger agreement, dated October 5, 2004, with Infinity Media Corporation (“Infinity”) now known as CBS Radio, a division of CBS Corporation, Infinity Broadcasting Corporation of San Francisco (“Infinity SF”) and SBS Bay Area, LLC, a wholly-owned subsidiary of SBS (“SBS Bay Area”), we issued to Infinity (i) an aggregate of 380,000 shares of our Series C preferred stock, which are convertible at the option of the holder into twenty fully paid and non-assessable shares each of our Class A common stock; and (ii) a warrant to purchase an additional 190,000 shares of our Series C preferred stock, at an exercise price of $300.00 per share (the “Warrant”). Upon conversion, each share of our Series C preferred stock held by a holder will convert into twenty fully paid and non-assessable shares of our Class A common stock. The shares of our Series C preferred stock issued at the closing of the merger are convertible into 7,600,000 shares of our Class A common stock, subject to adjustment, and the Series C preferred stock issuable upon exercise of the Warrant are convertible into an additional 3,800,000 shares of our Class A common stock, subject to adjustment. In connection with the closing of the merger transaction, we also entered into a registration rights agreement with Infinity, pursuant to which, following a period of one year (or earlier if we take certain actions), Infinity may instruct us to file up to three registration statements, on a best efforts basis, with the SEC providing for the registration for resale of the Class A common stock issuable upon conversion of the Series C preferred stock.

PROPOSAL 1
ELECTION OF DIRECTORS
      Six directors, constituting the entire Board, are to be elected at the Annual Meeting to hold office until the next annual meeting or until their respective successors have been elected and qualify. The Board has designated as nominees: Raúl Alarcón, Jr., Pablo Raúl Alarcón, Sr., Dan Mason, Antonio S. Fernandez, Jose A. Villamil and Jason L. Shrinsky, each of whom currently serves as a member of the Board. Unless instructed to the contrary, the persons named in the enclosed proxy card will vote the shares covered by each proxy for the election of all the nominees named above. Although the Board does not anticipate that any nominees will be unavailable for election, in the event of such occurrence, the proxies will be voted for such substitute, if any, as the Board may designate.
Vote Required for Approval
      The election of directors requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions may be specified on the proposal and will be considered present at the Meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote with respect to this matter is required to approve the proposal. Broker non-votes are considered not present at the meeting with respect to this matter and, therefore, will not be voted or have any effect on the proposal. There is no cumulative voting for the election of directors.
      The Board of Directors unanimously recommends that each holder of Class A common stock and each holder of Class B common stock vote “FOR” the election of each of the nominees listed below.
NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS
      The following table sets forth information concerning the six nominees for director, followed by information concerning executive officers. Each of our directors and executive officers serves until his successor is elected and qualifies.

Name	Age	Position with SBS

Nominees for Director
Raúl Alarcón, Jr.	50	Chairman of the Board of Directors, Chief Executive Officer and President
Pablo Raúl Alarcón, Sr.	79	Chairman Emeritus and Director
Antonio S. Fernandez	66	Director
Dan Mason	54	Director
Jason L. Shrinsky	69	Director
Jose A. Villamil	59	Director

Executive Officers
Joseph A. García	60	Chief Financial Officer, Executive Vice President and Secretary
Marko Radlovic	42	Chief Operating Officer and Executive Vice President
      Raúl Alarcón, Jr. joined us in 1983 as an account executive and has been our President and a director since October 1985 and our Chief Executive Officer since June 1994. On November 2, 1999, Mr. Alarcón, Jr. became our Chairman of the Board of Directors and continues as our Chief Executive Officer and President. Currently, Mr. Alarcón, Jr. is responsible for our long-range strategic planning and operational matters and is instrumental in the acquisition and related financing of each of our stations. Mr. Alarcón, Jr. is the son of Pablo Raúl Alarcón, Sr.

      Pablo Raúl Alarcón, Sr. is our founder and was our Chairman of the Board of Directors from March 1983 until November 2, 1999, when he became Chairman Emeritus. Mr. Alarcón, Sr. continues to be one of our directors. Mr. Alarcón, Sr. has been involved in Spanish-language radio broadcasting since the early 1950’s when he established his first radio station in Camagüey, Cuba. Upon his arrival in the United States, Mr. Alarcón, Sr. continued his career in radio broadcasting and was an on-air personality for a New York radio station before being promoted to programming director. Mr. Alarcón, Sr. subsequently owned and operated a recording studio and an advertising agency before purchasing our first radio station in 1983. Mr. Alarcón, Sr. is Raúl Alarcón, Jr.’s father.
      Antonio S. Fernandez became one of our directors on June 30, 2004. Mr. Fernandez was the founder and former head of the International Investment Banking Department at Oppenheimer & Co., Inc. Mr. Fernandez’s tenure at Oppenheimer & Co., Inc. from 1979 to 1999 also included terms as Executive Vice President, Director of Operations, Treasurer, Chief Financial Officer and Director. He has been a member of the investment committees for several private equity funds and a director of a closed end fund. Earlier in his career, Mr. Fernandez held management positions at Electronic Data Systems, duPont Glore Forgan and Thomson McKinnon. Mr. Fernandez served on the board of directors of Banco Latinoamericano de Exportaciones from 1992 until 1999 and in September 2003 was elected to the board of directors of Terremark Worldwide Inc.
      Dan Mason became one of our directors on July 10, 2003. Mr. Mason, a veteran of the radio broadcasting industry with nearly 30 years of experience, was most recently President of Infinity Radio from 1999 to 2002 and President of CBS Radio from 1995 to 1999. Mr. Mason currently serves as a consultant to various companies in the radio broadcasting industry. Besides his tenure at Infinity Radio and CBS Radio, Mr. Mason also served as President of Group W Radio and Cook Inlet Radio Partners, L.P. Since 1999, Mr. Mason has also served on the board of directors of CBS Marketwatch.com and CBS Switchboard.com.
      Jason L. Shrinsky became one of our directors on November 2, 1999. Mr. Shrinsky is special counsel to the law firm Kaye Scholer LLP, which he joined as a partner in 1986. Mr. Shrinsky has been a lawyer counseling corporations and high net worth individuals on financings, mergers and acquisitions, other related financial transactions and regulatory procedures since 1964. Kaye Scholer LLP has served as our legal counsel for more than 20 years.
      Jose A. Villamil became one of our directors on June 30, 2004. Mr. Villamil has over 25 years of experience as a private business economist and as a senior policymaker of both the federal and State of Florida governments. Mr. Villamil is the Chief Executive Officer of The Washington Economics Group, Inc., serving in such position from 1993 to 1998 and from 2000 to the present. From 1999 to 2000, he was Director for Tourism, Trade and Economic Development of Florida. Mr. Villamil is also Chairperson of the Governor’s Council of Economic Advisors and a member of the board of directors of Enterprise Florida, Inc. Since April 2003, Mr. Villamil has been director of CommerceBank, N.A. and CommerceBank Holding Corp. Most recently, Mr. Villamil was appointed to President George W. Bush’s Transition Advisory Committee on U.S. Commercial and Trade Policies. From 1989-1993, Mr. Villamil served as Chief Economist and later as Undersecretary for Economic Affairs at the United States Department of Commerce.
      Joseph A. García has been our Chief Financial Officer since 1984, Executive Vice President since 1996 and Secretary since November 2, 1999. Mr. García is responsible for our financial affairs, operational matters and investor relations, and he has been instrumental in the acquisition and related financing of our stations. Before joining us in 1984, Mr. García spent thirteen years in international financial planning positions with Philip Morris Companies, Inc. and Revlon, Inc., where he was manager of financial planning for Revlon — Latin America.
      Marko Radlovic became our Chief Operating Officer and Executive Vice President on July 21, 2005. Previously, Mr. Radlovic was our Chief Revenue Officer from December 1, 2003 through July 20, 2005. Mr. Radlovic is responsible for day-to-day operational matters and overseeing the revenue and profit performance of all of our broadcast station matters. Mr. Radlovic was Vice President/ General Manager for

our Los Angeles radio cluster from January 2002 until November 2003 and previously served as Vice President of Sales for the Los Angeles cluster. Prior to joining us, he was Market Manager for Cumulus Media in Southern California from January 2001 to August 2001 and was Vice President/ General Manager for AM/ FM Inc. in Los Angeles from October 1998 to October 2000.
      See “Certain Relationships and Related Transactions.”
CORPORATE GOVERNANCE MATTERS
The Board of Directors
      Our business and affairs are managed under the direction of the Board. The Board meets on a regularly scheduled basis during our fiscal year to review significant developments affecting us and to act on matters requiring approval of the Board. The Board also holds special meetings as required from time to time when important matters arise between scheduled meetings that require action by the Board. The independent members of the Board regularly meet in executive session without any employee directors or other members of management in attendance. The Board held a total of seven meetings during the fiscal year ended December 31, 2005. Each incumbent director who was a director of SBS during fiscal year ended 2005 attended 75% or more of the aggregate number of meetings of the Board and the meetings of all committees of the Board on which he served that were held during the period of his membership, except for Mr. Alarcón, Sr.
      Our Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)58(A) of the Exchange Act, a Compensation Committee and a Disclosure Committee. The functions and membership of each committee of the Board are set forth below. There is no Nominating Committee of the Board.

Controlled Company Exemption
      We are a “controlled company” as defined in Rule 4350(c)(5) of the National Association of Securities Dealers’ (“Nasdaq”) Marketplace Rules because more than 50% of our voting power is held by Raúl Alarcón, Jr., our Chairman of the Board, President and Chief Executive Officer. As a “controlled company,” we are exempt from the requirements of Rule 4350(c) of the Nasdaq listing standards that would otherwise require us to have (i) a majority of independent directors on the Board, (ii) compensation and nominating committees composed solely of independent directors, (iii) the compensation of executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors, and (iv) director nominees selected or recommended to the Board for selection, either by a majority of the independent directors, or a nominating committee composed solely of independent directors. Consequently, we are exempt from independent director requirements of Rule 4350(c) of the Nasdaq Marketplace Rules, except for the requirements under subsection (2) thereof pertaining to executive sessions of independent directors, with which we have been complying. Currently, we have an audit committee and a compensation committee composed solely of independent directors.

Audit Committee
      The Audit Committee currently consists of Antonio S. Fernandez, Jose A. Villamil and Dan Mason, each of whom has been determined to be independent as defined under Rule 4200(a)(15) of the Nasdaq Marketplace Rules and the Security and Exchange Commission (the “SEC”) director independence standards for audit committee members. Mr. Fernandez serves as the Chairman of the Audit Committee and the Board has determined that he qualifies as an “audit committee financial expert” under SEC rules. All members of the Audit Committee are able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. The Audit Committee held seven meetings during fiscal year ended 2005.

      The primary purpose of the Audit Committee is to oversee our financial reporting process on behalf of the Board. The Audit Committee is responsible, among other things, for (i) the appointment, compensation, retention, termination and oversight of our independent registered public accounting firm, including reviewing with the independent registered public accounting firm, the scope of the audit plan and audit fees; (ii) reviewing our financial statements and related disclosures; (iii) oversight of our internal audit function; and (iv) oversight of our compliance with legal and regulatory requirements. A full description of the Audit Committee’s primary responsibilities is contained in the Audit Committee written charter, which the Board adopted on May 4, 2004.
      In fulfilling its oversight responsibilities, the Audit Committee reviews our internal accounting procedures, consults with and reviews the services provided by our independent registered public accounting firm and makes recommendations to the Board regarding the selection of an independent registered public accounting firm. Management is responsible for our financial statements, the financial reporting process and the system of internal controls and procedures. The independent registered public accounting firm, among other things, is responsible for performing an audit of our annual financial statements and expressing an opinion on the conformity of those audited financial statements in accordance with the Public Company Accounting Oversight Board standards.

Compensation Committee
      The Compensation Committee currently consists of Messrs. Fernandez, Villamil and Mason, each of whom has been determined to be independent as defined under Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Mr. Villamil serves as the Chairman of the Compensation Committee. The Compensation Committee held seven meetings during fiscal year ended 2005.
      The Compensation Committee is responsible for reviewing and approving the compensation of our chief executive officer, other executive officers and producing an annual report on executive compensation for inclusion in our proxy statement for our annual meeting of stockholders. The Compensation Committee also (i) reviews and makes recommendations to management with respect to our overall compensation programs and policies and (ii) exercises all authority of the Board under our stock option plans. The Compensation Committee’s responsibilities are described in a written charter adopted by the Board.

Disclosure Committee
      The Disclosure Committee currently consists of Marko Radlovic, Chief Operating Officer, Cynthia Hudson, Chief Creative Officer, Frank Soricelli, Corporate Controller, Jose Molina, Director of Finance, Melanie Montenegro, Corporate & Finance Counsel, James Cueva, Deputy General Counsel, Robert Castro, Director of Internal Audit, Jackeline Vega, Sarbanes-Oxley Compliance Manager and Nelson Santos, Vice President of Management Information Systems.
      The general purpose of the Disclosure Committee is to design, establish and maintain a system of controls and procedures to ensure that information required to be disclosed in the reports and statements filed by us pursuant to the Exchange Act, is reported in conformity with the rules and forms of the SEC. The Disclosure Committee assists the Chief Executive Officer, the Chief Financial Officer and the Audit Committee in monitoring (i) the integrity of the financial statements, policies, procedures and the internal financial and disclosure controls and risks of SBS, and (ii) our compliance with regulatory requirements, to the extent that these policies, procedures and controls may generate either financial or non-financial disclosures in the our filings with the SEC.

Nominating Committee
      Our Board does not have a standing nominating committee or a committee serving a similar function. Since we are a controlled company, the Nasdaq Marketplace Rules do not require us to have a standing nominating committee and accordingly we do not have a nominating committee charter. The Board has determined that the Board, rather than a nominating committee, is the most appropriate body for identifying director candidates and selecting nominees to be presented at the annual meeting of stockholders.
Director Nominations
      As noted above, because Raúl Alarcón, Jr. holds more than 50% of our voting power, we are deemed to be a “controlled company” under the Nasdaq Marketplace Rules. Because we are a controlled company, the Board has not elected to establish a separate nominating committee or formal rules governing director nominations from stockholders. The functions of evaluating and nominating director candidates are performed by the Board as a whole. The Board will, from time to time, review biographical information and background material relating to potential candidates and interview selected candidates. The Board does not currently have a charter or written policy with regard to the nomination process. We have not engaged a third-party to assist in identifying and evaluating the individuals nominated for election as directors at this Annual Meeting.
      The Board has not set specific minimum qualifications that must be met by director candidates. In considering whether to nominate any particular candidate for election to the Board, the Board uses various criteria to evaluate each candidate, including, but not limited to, an evaluation of each candidate’s integrity and sound judgment, business acumen, professional skills and experience, knowledge of our business and industry, possible conflicts of interest and the ability to act in the interests of our stockholders. The Board also considers whether a potential nominee would satisfy the Nasdaq Marketplace Rules’ definition of “independent” and the SEC’s definition of “audit committee financial expert.” We believe that the backgrounds and qualifications of our directors, considered as a group, provides a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.
      We do not have a formal policy with regard to the consideration of director candidates recommended by our stockholders because we are a controlled company under the Nasdaq Marketplace Rules. Stockholder recommendations relating to director nominees may be submitted in accordance with the procedures set forth below under the heading “Stockholder Proposals for Next Annual Meeting.” Stockholders may also send communications to the Board in accordance with the procedures set forth above under the heading “Stockholder Communications with the Board of Directors.”
Board of Directors Attendance at Annual Meetings of Stockholders
      Although we do not have a formal policy requiring director attendance at our annual meeting of stockholders, all incumbent directors and all nominees for election as directors are encouraged to attend the annual meeting of stockholders. Last year, all of our incumbent directors and director nominees attended our annual meeting of stockholders, except for Mr. Alarcón, Sr.
Stockholder Communications with the Board of Directors
      Stockholders of SBS seeking to communicate with the Board should submit any communications in writing to the Board at 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133, Attention: Melanie M. Montenegro, Corporate & Finance Counsel. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” Any such communication must identify the author as a stockholder, must include the stockholder’s full legal name, address, valid telephone number, the number of shares beneficially owned by the stockholder and, if applicable, the name of any specific intended Board of Director recipient. The assistant to the Chief Financial Officer will forward any such communication to the full Board or to any individual director or directors to whom the communication is directed following its clearance through normal review and appropriate security procedures.
Code of Ethics
      We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) within the meaning of Item 406(b) of Regulation S-K. This Code of Ethics applies to our employees, officers and directors and is publicly available on our Internet website at www.spanishbroadcasting.com. If we make substantive amendments to this Code of Ethics or grant any waiver from its provisions to our principal executive, financial or accounting officers, or persons performing similar functions, including any implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K within five days of such amendment or waiver.
EXECUTIVE COMPENSATION
      The following table sets forth all compensation awarded to, earned by or paid for services rendered to SBS and its subsidiaries, in all capacities during the fiscal years ended December 31, 2005, December 31, 2004 and December 31, 2003, by our Chief Executive Officer and President and our next highest paid executive officers at December 31, 2005, whose total annual salary and bonus exceeded $100,000.
Summary Compensation Table

								Long Term
								Compensation
	Annual Compensation							Awards

						Other Annual		Securities
			Salary		Bonus	Compensation		Underlying
Name	Principal Position	Year	($)		($)	($)		Options/SARs (#)

Raúl Alarcón, Jr.	Chief Executive Officer,	2005	$1,226,403		$1,009,607	$142,399	(a)	100,000
	President and Chairman	2004	1,226,888		985,245	160,862	(a)	100,000
	of the Board of	2003	1,226,888		710,183	162,800	(a)	100,000
	Directors
Joseph A. García	Chief Financial	2005	$441,154		$200,000	$—	(b)	25,000
	Officer, Executive	2004	400,000		200,000	—	(b)	50,000
	Vice President	2003	400,000		160,000	—	(b)	—
	and Secretary
Marko Radlovic(c)	Chief Operating	2005	$500,000		$140,000	$—	(b)	87,500
	Officer and	2004	500,000		50,000	—	(b)	62,500
	Executive Vice	2003	416,538		97,199	—		90,000
	President
William B. Tanner(e)	Executive Vice	2005	$517,066	(f)	$166,000	$—	(b)	15,000
	President of	2004	658,972		391,500	64,300	(d)	15,000
	Programming	2003	617,540		446,500	—	(b)	15,000

(a)	Mr. Alarcón, Jr. received personal benefits in addition to his salary and bonus, including payments for tax services and use of automobiles. For the fiscal year 2005, we paid $96,648 for automobiles used by Mr. Alarcón, Jr., $34,916 for tax services and $10,835 for his life insurance policy. For the fiscal year 2004, we paid $90,929 for automobiles used by Mr. Alarcón, Jr., $13,203 for personal travel expenses, $46,960 for tax services and $9,770 for his life insurance policy. For the fiscal year 2003, we paid $82,265 for automobiles used, including a driver’s salary, for Mr. Alarcón, Jr., $40,534 for personal travel expenses, $31,266 for tax services and $8,735 for his life insurance policy.

(b)	Excludes perquisites and other personal benefits, securities or property which aggregate the lesser of $50,000 or 10% of the total of annual salary and bonus.

(c)	Mr. Radlovic became our Chief Operating Officer and Executive Vice President in July 2005. He was our Chief Revenue Officer from December 1, 2003 through July 20, 2005. For the preceding portion of fiscal year 2003, he served as Vice President/General Manager for our Los Angeles radio cluster and was not an executive officer.

(d)	Mr. Tanner received $24,000 for automobile allowances in addition to his salary and bonus. In addition, Mr. Tanner realized $40,300 upon exercise of 10,000 shares of Class A common stock at an exercise price of $7.07 on November 30, 2004.

(e)	William B. Tanner’s employment with SBS terminated on August 31, 2005.

(f)	Includes $35,602 reimbursed to Mr. Tanner for earned but unused vacation time.

STOCK OPTIONS
      The following table sets forth information concerning the grant of stock options to each of the named executive officers in the fiscal year ended December 31, 2005:
Option/SAR Grants in Last Fiscal Year

	Individual Grants

			Percent of
	Number of		Total			Potential Realizable Value
	Securities		Options/SARs			at Assumed Annual Rates
	Underlying		Granted to	Exercise		of Stock Price Appreciation
	Options/SARs		Employees in	or Base		for Option Term
	Granted		Fiscal Year	Price	Expiration
Name	(#)(a)		2005	($/Sh)	Date	5% ($)	10% ($)

Raúl Alarcón, Jr.	100,000	(b)	26.4%	$6.27	10/25/15	$394,317	$999,277
Joseph A. García	25,000	(c)	6.6	10.79	03/07/15	169,644	429,912
Marko Radlovic	25,000	(d)	6.6	8.50	07/21/15	133,640	338,671
Marko Radlovic	62,500	(e)	16.5	5.08	11/23/15	199,675	506,013
William B. Tanner	15,000	(f)	4.0	7.65	10/31/05	—	—

(a)	These options were granted under our 1999 Stock Option Plan. The options that are not otherwise exercisable prior to a change in control of SBS will become exercisable on the date of a change in control of SBS and will remain exercisable for the remainder of the term of the option, as discussed in our 1999 Stock Option Plan.

(b)	Mr. Alarcón, Jr.’s options vested and became exercisable immediately upon the granting of such options on October 25, 2005.

(c)	Fifty percent of Mr. García’s options vested immediately on March 7, 2005, the date of grant, and the rest vested on March 7, 2006.

(d)	One hundred percent of Mr. Radlovic’s options vests on August 21, 2006, one year after the date of the grant.

(e)	Thirty-three percent of Mr. Radlovic’s options vest on November 23, 2006, one year after the date of the grant, and the rest vest ratably over a two-year period.

(f)	Mr. Tanner terminated his employment with SBS on August 31, 2005. Mr. Tanner’s option vested and became exercisable immediately upon the granting of such option on August 30, 2005, but expired on October 31, 2005.
      The following table sets forth certain information regarding stock options exercised by the named executive officers during fiscal year 2005, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by both exercisable and nonexercisable stock options as of December 31, 2005. Also, reported are the values of “in the money” options which represent the positive spread between the exercise price of any existing stock options and the Class A common stock price as of December 31, 2005.
Aggregated Option/ SAR Exercises in Last Fiscal
Year and Fiscal Year End Options/ SAR Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/SARs at		In-the-Money Options at
	Shares	Value	Fiscal Year End 2005 (#)		Fiscal Year End 2005 ($)
	Acquired on	Realized
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Raúl Alarcón, Jr.	—	—	700,000	—	$—	$—
Joseph A. García	—	—	502,500	72,500	29,700	—
Marko Radlovic	—	—	145,834	129,166	—	1,875

DIRECTOR COMPENSATION
      All directors are reimbursed for their out-of-pocket expenses incurred in connection with their service as directors. Directors who are officers do not receive compensation for serving on our Board of Directors. Our non-employee directors are eligible to receive options under our Non-Employee Director Stock Option Plan and directors’ fees.
      In connection with his election to the Board of Directors on November 2, 1999, we granted Jason L. Shrinsky options to purchase 50,000 shares of Class A common stock, with an exercise price of $20.00 per share, of which, options to purchase 10,000 shares vested immediately, and the remaining options to purchase 40,000 shares vested ratably over four years. In addition, on March 7, 2005, the Compensation Committee granted Mr. Shrinsky options to purchase 50,000 shares of Class A common stock at an exercise price of $10.79 per share, of which, options to purchase 10,000 shares vested immediately and the remaining options to purchase 40,000 shares vest ratably over four years. Mr. Shrinsky holds his options for the benefit of the law firm, Kaye Scholer LLP.
      Effective as of July 10, 2003, in connection with the election of Dan Mason to our Board of Directors on July 10, 2003, we granted Mr. Mason options to purchase 50,000 shares of Class A common stock, with an exercise price of $8.60 per share, of which, options to purchase 10,000 shares vested immediately, and the remaining options to purchase 40,000 shares vest ratably over four years.
      Effective as of June 10, 2004, in connection with the election of Antonio S. Fernandez and Jose A. Villamil to our Board of Directors, we granted each of Messrs. Fernandez and Villamil options to purchase 50,000 shares of Class A common stock, with an exercise price of $9.33 per share, of which, options to purchase 10,000 shares vested immediately, and the remaining options to purchase 40,000 shares vest ratably over four years.
      The annual fees paid to non-employee directors for service on the Board of Directors and committees consist of $25,000 for service on the Board of Directors; $25,000 for service on the Audit Committee; and $25,000 for service on the Compensation Committee. During the fiscal year ended December 31, 2005, we made payments in the amount of $75,000 to each of Messrs. Mason, Fernandez and Villamil for their services rendered as directors. Mr. Shrinsky declined to accept the director fee. In addition, during fiscal year ended December 31, 2005, we paid approximately $9,000 for health insurance benefits for Mr. Shrinsky and his wife, and we paid for the use of an automobile by Mr. Alarcon, Sr. in the amount of $35,703 and approximately $9,000 for health insurance benefits.
EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

Raúl Alarcón, Jr.
      We have an employment agreement with Raúl Alarcón, Jr. dated as of October 25, 1999, pursuant to which Mr. Alarcón, Jr. serves as our Chairman of the Board of Directors, Chief Executive Officer and President. The agreement became effective on October 27, 1999 and automatically renews for successive one-year periods after December 31, 2004, unless earlier terminated pursuant to the terms of the agreement. The agreement provides for a base salary of not less than $1.0 million for each year of the employment term, which may be increased by the Board of Directors. Under the terms of the agreement, Mr. Alarcón, Jr. is entitled to receive an annual cash performance bonus based on annual same station operating income or a greater amount in the discretion of the Board of Directors. Mr. Alarcón, Jr. has the right to receive options to purchase 100,000 shares of Class A common stock each year of his employment term at an exercise price equal to the fair market value of our Class A common stock on the respective grant date. Mr. Alarcón, Jr. is also entitled to participate in our employee benefit plans and to receive other non-salary benefits, such as health insurance, life insurance, reimbursement for business related expenses and reimbursement for personal tax and accounting expenses. The agreement provides that Mr. Alarcón, Jr.’s employment may be terminated at the election of the Board of Directors upon his disability or for cause (as defined in the agreement). Pursuant to the agreement, Mr. Alarcón, Jr. is entitled to the use of an automobile and a driver at our expense.

Joseph A. García
      We have an employment agreement with Joseph A. García dated as of December 7, 2000, pursuant to which Mr. García serves as our Chief Financial Officer, Executive Vice President and Secretary. The agreement became effective on December 7, 2000 and automatically renews for successive one-year periods after December 7, 2005, unless otherwise provided in writing. On March 7, 2005, the Compensation Committee increased Mr. García’s annual base salary from $400,000 to $450,000, effective March 1, 2005. In addition, Mr. García is entitled to receive an annual cash bonus to be determined by the Board of Directors, based on performance and operating targets achieved by SBS. Mr. García received an option to purchase 100,000 shares of Class A common stock, with 20% vesting immediately and the rest vesting ratably over a four-year period at an exercise price of $4.81 per share, for past performance. Mr. García is entitled to receive standard employee benefits provided to all of our executives, such as health, life and long-term disability insurance and reimbursement for business related expenses. Mr. García received an option to purchase 250,000 shares of Class A common stock, at an exercise price of $20.00 per share, all of which have vested, pursuant to a previously effective employment agreement, which was superseded by the current employment agreement. In addition, on March 7, 2005, the Compensation Committee granted Mr. García an option to purchase 25,000 shares of Class A common stock at an exercise price of $10.79 per share, with 50% vesting immediately and the remaining 50% vesting on March 7, 2006.

Marko Radlovic
      We have an employment agreement with Marko Radlovic dated as of October 31, 2003, as amended on July 21, 2005 (the “Employment Agreement”) pursuant to which Mr. Radlovic serves as our Chief Operating Officer and Executive Vice President. The Employment Agreement expires on July 20, 2008 and automatically renews for successive one-year periods after July 20, 2008, unless we provide notice of our intention not to renew. The Employment Agreement provides for an annual base salary of $500,000. Under the terms of the Employment Agreement, Mr. Radlovic received (i) an option to purchase 90,000 shares of Class A common stock, with 33% vesting immediately and the rest vesting ratably over a two-year period, (ii) options to purchase an aggregate of 87,500 shares of Class A common stock to be granted based on merit in each of the second and third years of the employment term and which will vest ratably in the three years following the grant date, in each case at an exercise price equal to the closing price of our Class A common stock on the business day of each respective grant date, and (iii) quarterly performance bonuses based on net sales and/or broadcasting cash flow per quarter meeting certain budget targets. Mr. Radlovic is also entitled to receive standard employee benefits provided to all of our executives, such as health, life and long-term disability insurance and reimbursement of business related expenses. He is also entitled to reimbursement of relocation expenses and a monthly automobile allowance. In addition, on November 23, 2005, the Compensation Committee granted Mr. Radlovic an option to purchase 62,500 shares of Class A common stock at an exercise price of $5.08 per share, with 33% vesting immediately and the remaining options vesting 33% each year on the anniversary of November 23, 2006.
Stock Plans

1999 Stock Option Plan
      We adopted an option plan to incentivize our present and future executives, managers and other employees through equity ownership. The option plan provides for the granting of stock options to individuals selected by the Compensation Committee of the Board of Directors (or a subcommittee of the Compensation Committee or by the Board of Directors if such committees are not appointed). An aggregate of 3,000,000 shares of Class A common stock have been reserved for issuance under this option plan. The option plan allows us to tailor incentive compensation for the retention of personnel, to support corporate and business objectives, and to anticipate and respond to a changing business environment and competitive compensation practices. During the fiscal year ended December 31, 2005, options to purchase 379,000 shares of Class A common stock were granted under this plan at exercise prices ranging from $5.08 to $10.79 per share.
      Pursuant to the option plan, the Compensation Committee has discretion to select the participants, to determine the type, size and terms of each award, to modify the terms of awards, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the option plan. The option plan terminates on September 26, 2009, ten years from the date that it was approved and adopted by the stockholders of SBS. Generally, a participant’s rights and interest under the option plan are not transferable except by will or by the laws of descent and distribution.
      Options, which include non-qualified stock options and incentive stock options, are rights to purchase a specified number of shares of our Class A common stock at a price fixed by the Compensation Committee. The option price may be equal to or higher than the fair market value of the underlying shares of Class A common stock, but in no event will the exercise price of an incentive stock option be less than the fair market value on the date of grant.
      Options expire no later than ten years after the date on which they are granted (five years in the case of incentive stock options granted to 10% or greater stockholders). Options become exercisable at such times and in such installments as the Compensation Committee determines. Notwithstanding this, any nonexercisable options will immediately vest and become exercisable upon a change in control of SBS. Upon termination of a participant’s employment with SBS, options that are not exercisable will be forfeited immediately and options that are exercisable will remain exercisable for twelve months following any termination by reason of an option holder’s death, disability or retirement. If termination is for any reason other than the preceding and other than for cause, exercisable options will remain exercisable for three months following such termination. If termination is for cause, exercisable options will not be exercisable after the date of termination. Payment of the option price must be made in full at the time of exercise in such form (including, but not limited to, cash or common stock of SBS) as the Compensation Committee may determine.
      In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure of shares of SBS, the Compensation Committee will have the discretion to make any adjustments it deems appropriate in the number and kind of shares reserved for issuance upon the exercise of options and vesting of grants under the option plan and in the exercise price of outstanding options.

Non-Employee Director Stock Option Plan
      We also adopted a separate option plan for our non-employee directors. The terms of the plan provide that the Board of Directors has the discretion to grant stock options to any non-employee director. An aggregate of 300,000 shares of Class A common stock have been reserved for issuance under this option plan. The plan terminates on September 26, 2009, ten years from the date that it was approved and adopted by the stockholders of SBS. The plan is administered by the Board of Directors.
      Under the plan, any non-exercisable options will immediately vest and become exercisable upon a change in control of SBS. If a non-employee director ceases to be a member of the Board of Directors due to death, retirement or disability, all his unvested options will terminate immediately and all his exercisable options on such date will remain exercisable based on the plan terms. If a non-employee director’s service as a director is terminated for any reason other than the preceding, all his unvested options will terminate immediately and all his exercisable options on such date will remain exercisable for thirty days.
401(k) Plan
      We offer a tax-qualified employee savings and retirement plan (the “401(k) Plan”) covering our employees. Pursuant to the 401(k) Plan, an employee may elect to contribute to the 401(k) Plan 1%-15%

from his/her annual salary, not to exceed the statutorily prescribed annual limit, which was $14,000 for 2005. We may, at our option and in our sole discretion, make matching and/or profit sharing contributions to the 401(k) Plan on behalf of all participants. To date, we have not made any such contributions. The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code so that contributions by employees or by us to the 401(k) Plan and income earned on plan contributions are not taxable to employees until distributed to them and contributions by us will be deductible by us when, and if, made. The trustees under the 401(k) Plan, at the direction of each participant, invest such participant’s assets in the 401(k) Plan in selected investment options.
Limitations on Directors’ and Officers’ Liability
      Our third amended and restated certificate of incorporation has a provision which limits the liability of directors to us to the maximum extent permitted by Delaware law. The third amended and restated certificate of incorporation specifies that our directors will not be personally liable for monetary damages for breach of fiduciary duty as a director. This limitation does not apply to actions by a director or officer that do not meet the standards of conduct which make it permissible under the Delaware General Corporation Law for SBS to indemnify directors or officers.
      Our amended and restated by-laws provide for indemnification of directors and officers (and others) in the manner, under the circumstances and to the fullest extent permitted by the Delaware General Corporation Law, which generally authorizes indemnification as to all expenses incurred or imposed as a result of actions, suits or proceedings if the indemnified parties acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of SBS. Each director has entered into an indemnification agreement with us that provides for indemnification to the fullest extent provided by law. We believe that these provisions are necessary or useful to attract and retain qualified persons as directors and officers. We currently have directors’ and officers’ liability insurance that provides for coverage of up to $35.0 million.
      There is a pending litigation claim against us, certain of our directors and officers concerning which such directors and officers may seek indemnification. On November 28, 2001, a complaint was filed against us in the United States District Court for the Southern District of New York (the “Southern District of New York”) and was amended on April 19, 2002. The amended complaint alleges that the named plaintiff, Mitchell Wolf, purchased shares of our Class A common stock pursuant to the October 27, 1999 prospectus and registration statement relating to our initial public offering which closed on November 2, 1999. The complaint was brought on behalf of Mr. Wolf and an alleged class of similarly situated purchasers, against us, eight underwriters and/or their successors-in-interest who led or otherwise participated in our initial public offering, two members of our senior management team, one of whom is our Chairman of the Board, and an additional director referred to collectively as the individual defendants. To date, the complaint, while served upon us, has not been served upon the individual defendants, and no counsel has appeared for them.
      This case is one of more than 300 similar cases brought by similar counsel against more than 300 issuers, 40 underwriter defendants, and 1,000 individuals alleging, in general, violations of federal securities laws in connection with initial public offerings, in particular, failing to disclose that the underwriter defendants allegedly solicited and received additional, excessive and undisclosed commissions from certain investors in exchange for which they allocated to those investors material portions of the restricted shares issued in connection with each offering. All of these cases, including the one involving us, have been assigned for consolidated pretrial purposes to one judge of the Southern District of New York. One of the claims against the individual defendants, specifically the Section 10b-5 claim, has been dismissed.
      In June of 2003, after lengthy negotiations, a settlement proposal was embodied in a memorandum of understanding among the investors in the plaintiff class, the issuer defendants and the issuer defendants’ insurance carriers. On July 23, 2003, our Board of Directors approved both the memorandum of understanding and an agreement between the issuer defendants and the insurers. The principal components of the settlement include: (i) a release of all claims against the issuer defendants and their directors, officers and certain other related parties arising out of the alleged wrongful conduct in the amended complaint; (ii) the assignment to the plaintiffs of certain of the issuer defendants’ potential claims against the underwriter defendants; and (iii) a guarantee by the insurers to the plaintiffs of the difference between $1.0 billion and any lesser amount recovered by the plaintiffs against the underwriter defendants. The payments will be charged to each issuer defendant’s insurance policy on a pro rata basis.
      On February 15, 2005, the Southern District of New York granted preliminary approval to the proposed settlement agreement, subject to a narrowing of the proposed bar on underwriter and non-settling defendant claims against the issuer defendants to cover only contribution claims. The Court directed the parties to submit revised settlement documents consistent with its Opinion and scheduled a conference for March 18, 2005 in order to (a) make final determinations as to the form, substance and program of notice, and (b) schedule a Rule 23 fairness hearing. Pursuant to the Court’s request, on May 2, 2005 the parties submitted an Amendment to Stipulation and Agreement of Settlement with Defendant Issuers and Individuals (the “Amendment”). Our Board of Directors approved the Amendment on May 4, 2005 and it has since received unanimous approval from all the non-bankrupt issuers. On August 31, 2005, the Court issued an order of preliminary approval, reciting that the Amendment had been entered into by the parties to the Issuers’ Settlement Stipulation.
      On July 25, 2005, anticipating that a notice of pendency of class action would be required by Court Order in the near future and in order to facilitate the mailing of such notice, we authorized our transfer agent, American Stock Transfer and Trust Company (formerly known as Wachovia Bank, N.A.), to release the identities of all our transferees and record holders during the class period to the Notice Administrator, The Garden City Group, Inc. On August 31, 2005, the Court entered an Order confirming preliminary approval of the Issuers’ Settlement, with only minor modifications, setting March 24, 2006 as the deadline for submission of any objections or requests for exclusion from the Settlement, scheduling a Settlement Fairness Hearing for April 24, 2006 to determine whether the Settlement should be finally approved, and, as anticipated, requiring the Notice Administrator to provide notice of pendency of class action. On April 24, 2006, the court held a fairness hearing to determine whether to grant final approval of the settlement between plaintiffs and the issuer defendants but has not yet issued a final ruling. On June 6, 2006, the Second Court heard argument on the underwriters’ appeal of the class certification decision. The Second Court ruled that it would reserve its decision, and no indication was given of when the court would issue its opinion. We do not have sufficient information to assess our potential exposure to liability, if any, and no amounts have been accrued in the consolidated financial statements.
Compensation Committee Interlocks and Insider Participation
      Our Compensation Committee is currently comprised of three independent directors: Jose A. Villamil, our Compensation Committee Chairman, Antonio S. Fernandez and Dan Mason. Mr. Mason became a member of the Compensation Committee on July 10, 2003. Messrs. Villamil and Fernandez became members of the Compensation Committee on June 30, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      In 1992, Messrs. Alarcón, Sr., our Chairman Emeritus and a member of our Board of Directors, and Alarcón, Jr., our Chairman of the Board of Directors, Chief Executive Officer and President, acquired a building in Coral Gables, Florida, for the purpose of housing the studios and offices of our Miami radio stations. In June 1992, Spanish Broadcasting System of Florida, Inc., one of our subsidiaries, entered into a 20-year net lease with Messrs. Alarcón, Sr. and Alarcón, Jr. for the Coral Gables building which provides for a base monthly rent of $9,000. The lease is cancellable by the lessors upon sixty days’ notice to us, except during the months of November through May. Effective June 1, 1998, the lease for this building was assigned to SBS Realty Corp., a realty management company owned by Messrs. Alarcón, Sr. and Alarcón, Jr. This building currently houses the offices and studios of all of our Miami radio stations.
      Our corporate headquarters and Miami Operations are located in an office building in Coconut Grove, Florida which was owned by Irradio Holdings Ltd., a Florida limited partnership (“Irradio Holdings”), for which the general partner is Irradio Investments, Inc., a Florida subchapter S corporation, wholly-owned by Mr. Alarcón, Jr. In May 2006, the office tower was converted into a condominium by a third party that purchased the office tower and related real estate properties. As part of the transaction, Irradio Holdings retained the floor floors that are leased by us.
      Since November 1, 2000, we have leased our corporate headquarters office space from Irradio Holdings under a ten-year lease, with the right to renew for two consecutive five-year terms (as amended, the “Lease”). On December 1, 2004, we entered into an amendment to the Lease, which extended the term of the Lease to April 30, 2015 and expanded the office space leased. On March 7, 2006, we entered into another amendment, which further expanded the office space leased. The additional office space is used for the current and future operations of our Miami broadcasting stations. The Lease amendments were approved by our Audit Committee with consultation of outside advisors and obtaining a fairness opinion.
      We currently pay a monthly rent of approximately $170,000 for this office space, including the additional space leased under the amendments to the Lease. As of June 15, 2006, we believe that the monthly rent we pay is at market rate.
      One of our directors, Jason L. Shrinsky, is special counsel to Kaye Scholer LLP, which has represented us as our legal counsel for more than 20 years and continues to do so. Mr. Shrinsky’s son, Jeffrey Shrinsky, is employed by us as Vice President and General Manager of our radio station WLEY-FM serving the Chicago, Illinois market. His base salary is $300,000 plus additional incentive bonuses. During fiscal year ended 2005, Jeffrey Shrinsky was paid $307,231.
      On December 23, 2004, in connection with the closing of the merger agreement, dated October 5, 2004, with Infinity Media Corporation (“Infinity”) now known as CBS Radio, a division of CBS Corporation, Infinity Broadcasting Corporation of San Francisco (“Infinity SF”) and SBS Bay Area, LLC, a wholly-owned subsidiary of SBS (“SBS Bay Area”), we issued to Infinity (i) an aggregate of 380,000 shares of our Series C preferred stock, which are convertible at the option of the holder into twenty fully paid and non-assessable shares each of our Class A common stock; and (ii) a warrant to purchase an additional 190,000 shares of our Series C preferred stock, at an exercise price of $300.00 per share, or the Warrant. Upon conversion, each share of our Series C preferred stock held by a holder will convert into twenty fully paid and non-assessable shares of our Class A common stock. The shares of our Series C preferred stock issued at the closing of the merger are convertible into 7,600,000 shares of our Class A common stock, subject to adjustment, and the Series C preferred stock issuable upon exercise of the Warrant are convertible into an additional 3,800,000 shares of our Class A common stock, subject to adjustment. The Series C preferred stock held by Infinity and the Series C preferred stock issuable upon conversion of the Warrant are convertible into 11,400,000 shares of Class A common stock, which represents more than 5% of our Class A common stock. In connection with the closing of the merger transaction, we also entered into a registration rights agreement with Infinity, pursuant to which, following a period of one year (or earlier if we take certain actions), Infinity may instruct us to file up to three registration statements, on a best efforts basis, with the SEC providing for the registration for resale of the Class A common stock issuable upon conversion of the Series C preferred stock.
      During 2005, we entered into various advertising contracts with affiliates of Infinity, including Viacom Outdoor Inc. (“Viacom”), pursuant to which we paid Viacom approximately $3.0 million, and agencies associated with Viacom $2.3 million, in consideration of Viacom and certain related outside agencies providing us with outdoor displays, such as billboards, to promote our radio stations. During fiscal year 2005, CBS Corporation paid us consulting fees in the aggregate amount of $0.2 million in connection with the launch of CBS’ radio station WLZL-FM, serving the Maryland market.
      Sterling Advisors LLC serves as our financial consultant pursuant to a consulting agreement originally dated January 8, 2002 and renewed most recently as of March 1, 2006. Under the terms of that agreement, Sterling Advisors LLC is paid a retainer of $300,000 per year to advise us with respect to various financial matters. Under a separate agreement with Irradio Holdings, Ltd., Sterling Advisors LLC serves as a financial consultant to, and receives fees from, Irradio Holdings, Ltd., a Florida limited partnership controlled by Mr. Alarcón, Jr., which includes among its assets, the floors in which we lease space for our corporate headquarters and Miami broadcast stations.
      Victor Aleman, Sr., the brother-in-law of Mr. Alarcón, Sr. and uncle of Mr. Alarcón, Jr., is employed by us as a consultant. He was paid $76,500 during the fiscal year ended 2005, which included the use of an automobile.
      Eric García, the son of Mr. García, our Chief Financial Officer, is employed by us as a sales account executive for our radio station WPAT-FM, serving our New York market. He was paid $139,134 based on commissions earned during the fiscal year ended 2005.
      See “Security Ownership of Certain Beneficial Owners and Management.”
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of our securities with the SEC. Reporting Persons are required by the SEC to furnish us with copies of all Section 16(a) forms they file.
      Based solely on our review of the copies of such forms received or written representations from the Reporting Persons, we believe that, with respect to the fiscal year ended December 31, 2005, all the Reporting Persons complied with all applicable filing requirements, except that reports covering one transaction by each of Joseph A. García, Marko Radlovic and Jason L. Shrinsky were filed late.

      The following Compensation Committee Report and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other SBS filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, except to the extent SBS specifically incorporates this report or the performance graph by reference therein.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee reviews and approves the compensation of SBS’s chief executive officer and reviews the compensation of SBS’s other executive officers. The objectives of SBS’s executive compensation program are to (1) set levels of compensation that will attract and retain superior executives in the highly competitive radio broadcasting environment, (2) emphasize performance-based compensation that reflects the executive officer’s individual contribution to SBS’s financial performance and (3) provide equity-based compensation to align the interests of executive officers with those of stockholders. In order to achieve these objectives, the executive compensation program consists of three primary components: salary, bonuses and stock options. The Compensation Committee’s responsibilities are described in a written charter adopted by the Board.
Executive Officer Compensation
      During fiscal year 2005, SBS had an employment agreement with each executive officer. The employment agreement of Raúl Alarcón, Jr. was entered into prior to the creation of the Compensation Committee, which was established on November 2, 1999 upon the completion of SBS’s initial public offering. The employment agreements of Joseph A. García and Marko Radlovic were entered into on December 7, 2000, and October 31, 2003, respectively. The base salaries of executive officers are determined by reference to the officer’s experience level, length of employment, level of responsibility, historical salary paid and salaries for individuals in comparable positions paid by other companies in the broadcasting industry. Bonuses are intended to reward performance and provide executive officers with financial incentives to meet annual performance targets. Recommendations for discretionary bonuses under the employment agreements for executive officers other than the Chief Executive Officer (“CEO”) are proposed by the CEO and are then reviewed and, when appropriate, revised by the Compensation Committee, which has final approval of such compensation. In reviewing bonuses that are discretionary under the employment agreements, the Compensation Committee considers length of employment, individual performance and SBS’s performance, including performance relative to its competitors, performance relative to business conditions, and SBS’s success in meeting its financial objectives. The relative weight given to each factor may vary by individual in the Compensation Committee’s discretion.
      SBS employs equity-based compensation for executive officers, managers and other employees in order to provide incentives to build stockholder value and align the interests of these executive officers and employees with the interests of stockholders. Stock options are granted at the market price of SBS’s Class A common stock as of the date of grant and therefore have value only if the price of the Class A common stock increases over the exercise price. Proposals for stock option grants to executive officers, managers and other employees, other than the CEO, are presented to the Compensation Committee by the CEO and are then reviewed and, when appropriate, revised by the Compensation Committee, which has final approval of all such grants. In reviewing stock option grants, the Compensation Committee considers the same factors noted above for the granting of bonuses as well as whether the grants will provide the intended incentives. During fiscal year 2005, were issued: (i) 100,000 options at an exercise price of $6.27 to Mr. Alarcón, Jr., (ii) 25,000 options at an exercise price of $10.79 to Mr. García, (iii) 25,000 options at an exercise price of $8.50 and 62,500 options at an exercise price of $5.08 to Mr. Radlovic, and (iv) 15,000 options at an exercise price of $7.65 to a former executive officer, William Tanner, which options have expired. See “Stock Options” for further details.

      The Compensation Committee worked with professional consultants to develop an omnibus equity compensation plan (the “Omnibus Plan”’) discussed in this Proxy Statement as Proposal 2, for SBS’s directors, officers and employees. The Omnibus Plan was recommended and adopted by the Board, and subject to shareholder approval, will provide for a range of compensation alternatives that SBS can use to incentivize performance within SBS.
Chief Executive Officer Compensation
      On October 25, 1999, SBS entered into an amended and restated employment agreement with Raúl Alarcón, Jr., our Chairman of the Board, CEO and President, which renews for successive one-year periods after December 31, 2004, unless terminated by either party. Pursuant to the employment agreement, Mr. Alarcón, Jr. is entitled to receive an annual base salary of not less than $1,000,000 and a bonus, if earned. In fiscal year 2005, Mr. Alarcón, Jr. received a base salary of $1,226,403. Under the employment agreement, Mr. Alarcón, Jr. is entitled to an annual bonus based on annual same station operating income or a greater amount in the discretion of the Board. In fiscal year 2005, the Board and the Compensation Committee granted Mr. Alarcón, Jr. a bonus of $1,009,607, which includes a contractual performance bonus of $159,607 and a discretionary bonus of $850,000 in consideration of his successful efforts on behalf of SBS in negotiating significant contracts, forging strategic alliances, and identifying and hiring new station personnel, as well as other contributions. Pursuant to the employment agreement, Mr. Alarcón, Jr. is also entitled each year of his employment to receive options to purchase 100,000 shares of SBS’s Class A common stock.

Respectfully submitted,

Compensation Committee:
Antonio S. Fernandez
Dan Mason
Jose A. Villamil

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other SBS filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, except to the extent SBS specifically incorporates this report by reference therein.
AUDIT COMMITTEE REPORT
      The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of SBS and the audits of SBS’s financial statements. The Audit Committee’s responsibilities are described in a written charter adopted by the Board. Management is responsible for SBS’s internal controls and the financial reporting process. SBS’s independent registered public accounting firm are responsible for performing an independent audit of SBS’s consolidated financial statements in accordance with the Public Company Accounting Oversight Board standards and issuing a report thereon.
      The Audit Committee has reviewed and discussed with management and KPMG LLP, SBS’s independent registered public accounting firm, the audited consolidated financial statements of SBS for the fiscal year ended December 31, 2005. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.
      The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with KPMG LLP the latter’s independence.
      Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of SBS’s audited consolidated financial statements in SBS’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.
      Further, the Audit Committee reviews and approves with consultation of outside advisors, as applicable, related party transactions and other transactions which may be deemed to be a conflict of interest for SBS. In 2005, the Audit Committee approved, among other related party transactions, the amendments to the office lease entered into by SBS and Irradio Holdings, Ltd., for additional office space for SBS’ current and future operations of its Miami broadcasting stations.

Respectfully submitted,

Audit Committee:
Antonio S. Fernandez
Dan Mason
Jose A. Villamil

STOCKHOLDER RETURN PERFORMANCE PRESENTATION
      The graph below compares the cumulative total stockholder return on our Class A common stock with the cumulative total return on the NASDAQ Stock Market (U.S.) and the NASDAQ Telecommunications Index, from December 31, 2000 to December 31, 2005. Since our former fiscal year end was the last Sunday in September and our current fiscal year end is December 31, we have included stockholder return information for both September and December in the graph. The data set forth below assumes that the value of an investment in our Class A common stock and in each index on December 31, 2000 was $100, and assumes the reinvestment of dividends.
      The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our Class A common stock.
COMPARISON OF CUMULATIVE TOTAL RETURN*
FROM DECEMBER 31, 2000 TO DECEMBER 31, 2005 AMONG
SPANISH BROADCASTING SYSTEM, INC., THE NASDAQ STOCK MARKET (U.S.)
AND THE NASDAQ TELECOMMUNICATIONS INDEX

*	$100 INVESTED ON DECEMBER 31, 2000 IN STOCK OR INDEX, INCLUDING REINVESTMENT OF DIVIDENDS.
Cumulative Total Return

	12/00	9/01	12/01	12/02	12/03	12/04	12/05

SPANISH BROADCASTING SYSTEM, INC.	$100.00	$141.80	$193.80	$145.00	$211.00	$211.20	$102.20
NASDAQ STOCK MARKET (U.S.)	$100.00	$56.42	$70.75	$51.08	$76.82	$85.44	$96.38
NASDAQ TELECOMMUNICATIONS	$100.00	$54.57	$69.73	$35.46	$58.99	$62.95	$59.41

PROPOSAL 2
APPROVAL OF THE SPANISH BROADCASTING SYSTEM, INC.
2006 OMNIBUS EQUITY COMPENSATION PLAN
      On March 3, 2006, upon recommendation of the Compensation Committee, the Board of Directors adopted, subject to stockholder approval at the Annual Meeting, the Spanish Broadcasting System, Inc. 2006 Omnibus Equity Compensation Plan (the “Plan”). The Board of Directors has directed that the proposal to approve the Plan be submitted to our stockholders for their approval at the Annual Meeting. Also, stockholder approval is being sought (i) so that the compensation attributable to grants under the Plan may qualify for an exemption from the $1,000,000 deduction limit under Section 162(m) of the Internal Revenue Code (the “Code”) (see discussion of “Section 162(m)” under “Federal Income Tax Consequences” below), (ii) in order for incentive stock options to meet the requirements of the Code, and (iii) in order to meet the NASDAQ listing requirements.
      The material terms of the Plan are summarized below. A copy of the full text of the Plan is attached to this Proxy Statement as Appendix A. This summary of the Plan is not intended to be a complete description of the Plan and is qualified in its entirety by the actual text of the Plan to which reference is made.
Vote Required for Approval
      Approval of the proposal to approve the Plan requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. Abstentions may be specified on the proposal and will be considered present at the Meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the Annual Meeting and entitled to vote with respect to this matter is required to approve the proposal. Broker non-votes are considered not present at the meeting with respect to this matter and, therefore, will not be voted or have any effect on the proposal. There is no cumulative voting for the approval of the Plan.
      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT EACH HOLDER OF CLASS A COMMON STOCK AND EACH HOLDER OF CLASS B COMMON STOCK VOTE “FOR” THE APPROVAL OF THE SPANISH BROADCASTING SYSTEM, INC. 2006 OMNIBUS EQUITY COMPENSATION PLAN
Material Features of the Plan
      General. The Plan provides that grants may be in any of the following forms: (i) incentive stock options, (ii) nonqualified stock options (incentive stock options and nonqualified stock options collectively are referred to as “options”), (iii) stock appreciation rights (“SARs”), (iv) stock units, (v) stock awards, (vi) dividend equivalents, and (vii) other stock-based awards.
      The Plan authorizes up to 3,500,000 shares of Spanish Broadcasting System, Inc. (the “Company”) common stock (“Company Stock”) for issuance, subject to adjustment in certain circumstances as described below. If and to the extent options and SARs granted under the Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without being exercised or if any stock awards, stock units, dividend equivalents or other stock-based awards are forfeited or terminated prior to vesting, or otherwise not paid in full, the shares subject to such grants will become available again for purposes of the Plan. In addition, the Plan provides that if any shares of Company Stock are surrendered to pay the exercise price of an option or withheld for purposes of satisfying the Company’s minimum tax withholding obligations with respect to a grant, such shares will also again become available for grant under the Plan. If SARs are exercised, only the net number of shares actually issued upon exercise will be considered issued. If any grants under the Plan are paid in cash, and not in shares of Company Stock, any shares subject to such grant will also again become available for grant under the Plan.

      The Plan provides that the maximum aggregate number of shares of Company Stock that may be made with respect to grants, other than dividend equivalents, to any individual during any calendar year is 1,000,000 shares, subject to adjustment as described below. In addition, the maximum aggregate number of shares of Company Stock with respect to grants of stock units, stock awards and other stock-based awards that may be made to any individual during a calendar year is also 1,000,000 shares, subject to adjustment as described below.
      If approved by the stockholders, the Plan will become effective on July 18, 2006.
      Administration. With respect to grants made to employees, the Plan will be administered and interpreted by the Compensation Committee of the Board. With respect to grants made to non-employee directors, the Plan will be administered by the Board or a committee to which the Board delegates its authority. The term “Committee” refers to the Board, or its delegate, or the Compensation Committee, depending on the identity of the grant recipient. The Committee has the authority to determine the individuals to whom grants will be made, the time when grants will be made and the type, size, and terms of each grant. The Committee has the authority to amend the terms of any grant, to the extent that the amendment does not materially impair the rights or obligations of the recipient, unless the recipient consents to the amendment or the amendment is required by law. The Committee also has the authority to deal with any other matters arising under the Plan. However, the Committee does not have authority to reprice stock options awarded under the Plan without stockholder approval.
      Eligibility for Participation. All of the employees of the Company and its subsidiaries are eligible for grants under the Plan. Non-employee directors of the Company are also eligible to receive grants under the Plan. As of June 15, 2006, approximately 690 employees and five non-employee directors will be eligible to receive grants under the Plan.
Types of Awards

Options
      The Committee may grant options intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”) or so-called “nonqualified stock options” that are not intended to so qualify (“NQSOs”) or any combination of ISOs and NQSOs. Anyone eligible to participate in the Plan may receive a grant of NQSOs. Only employees of the Company and certain of its subsidiaries may receive a grant of ISOs.
      The Committee fixes the exercise price per share for options on the date of grant. The exercise price of any option granted under the Plan may not be less than the fair market value of the underlying shares of Company Stock on the date of grant. However, if the grantee of an ISO is a person who holds more than ten percent of the total combined voting power of all classes of outstanding stock of the Company, the exercise price per share of an ISO granted to such person must be at least 110% of the fair market value of a share of Company Stock on the date of grant. To the extent that the aggregate fair market value of shares of Company Stock, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.
      The Committee determines the term of each option; provided, however, that the term may not exceed ten years from the date of grant and, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding stock of the Company, the term for such person may not exceed five years from the date of grant. The vesting period for options commences on the date of grant and ends on such date as is determined by the Committee, in its sole discretion, which is specified in the grant letter. A grantee may exercise an option by delivering notice of exercise to the Company or its designated agent. The grantee will pay the exercise price and any withholding taxes for the option: (i) in cash, (ii) with the approval of the Committee, by delivering shares of Company Stock already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price, (iii) by payment through a registered broker and the payment is made in accordance with the procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, or (iv) by such other method as the Committee may approve, to the extent permitted by applicable law.

Stock Units
      The Committee may grant stock units to anyone eligible to participate in the Plan. Each stock unit provides the grantee with the right to receive a share of Company Stock or an amount based on the value of a share of Company Stock. The Committee determines the number of stock units that will be granted, whether stock units will become payable if specified performance goals or other conditions are met, or under other circumstances, and the other terms and conditions applicable to the stock units. If a stock unit becomes distributable it will be paid to the grantee in cash, in shares of Company Stock, or in a combination of cash and shares of Company Stock, as determined by the Committee.

SARs
      The Committee may grant SARs to anyone eligible to participate in the Plan. SARs may be granted in connection with, or independently of, any option granted under the Plan. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of the Company Stock on the date of exercise over the base amount set forth in the grant letter, which will not be less than the fair market value of the Company Stock on the date of grant. Such payment to the grantee will be in cash, in shares of Company Stock, or in a combination of cash and shares of Company Stock, as determined by the Committee. The Committee will determine the number of SARs that will be granted, any vesting or other restrictions applicable to the SARs and the conditions under which such restrictions will lapse, and the other terms and conditions applicable to the SARs.

Stock Awards
      The Committee may grant stock awards to anyone eligible to participate in the Plan. The Committee may require that grantees pay consideration for the stock awards and may impose restrictions on the stock awards. If restrictions are imposed on stock awards, the Committee will determine whether they will lapse over a period of time or according to such other criteria as the Committee determines appropriate. The Committee determines the number of shares of Company Stock subject to the grant of stock awards, any vesting or other restrictions applicable to the stock awards and the conditions under which such restrictions will lapse, and the other terms and conditions of the grant. The Committee will determine to what extent and under what conditions grantees will have the right to vote shares of Company Stock and to receive dividends or other distributions paid on such shares during the restriction period. The Committee may determine that a grantee’s entitlement to dividends or other distributions with respect to stock awards will be subject to the achievement of performance goals or other conditions.

Dividend Equivalents
      The Committee may grant dividend equivalents in connection with grants under the Plan. A dividend equivalent is an amount determined by multiplying the number of shares of common stock subject to a grant by the per-share dividend paid by us on our common stock. Dividend equivalents may be paid to participants currently or may be deferred at the discretion of the Committee. Dividend equivalents may be accrued as a cash obligation, or may be converted to stock units, at the discretion of the Committee. Unless the Committee determines otherwise, deferred dividend equivalents will not accrue interest. The Committee may provide that dividend equivalents will be payable based on the achievement of performance goals. The Committee may also provide that a participant may use dividend equivalents to pay the exercise price of a stock option. Dividend equivalents may be paid in cash or shares of our common stock, or a combination of the two, at the discretion of the Committee.

Other Stock-Based Awards
      The Committee may grant other stock-based awards that are based on or measured by the value of, or payable in, shares of our common stock to employees or directors. These other stock-based awards may be granted subject to performance goals or other conditions. The Committee may also grant dividend equivalents with respect to other stock-based awards. Other stock-based awards may be paid in cash or in shares of our common stock, or a combination of the two, at the discretion of the Committee.
      Qualified-Performance Compensation. The Plan permits the Committee to impose and specify objective performance goals that must be met with respect to grants of stock units, stock awards, dividend equivalents and other stock-based awards to employees. The Committee will determine the performance periods for the performance goals. Forfeiture of all or part of any such grant will occur if the performance goals are not met, as determined by the Committee. Prior to, or soon after the beginning of, the performance period, the Committee will establish in writing the performance goals that must be met, the applicable performance periods, the amounts to be paid if the performance goals are met, and any other conditions. The performance goals, to the extent designed to meet the requirements of Section 162(m) of the Code, will be based on one or more of the following measures: Company Stock price, earnings per share of Company Stock, net earnings, operating earnings, return on assets, stockholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The foregoing measures may be based on the employee’s business unit or the performance of the Company or the Company’s subsidiaries independently or as a whole, or a combination of the foregoing. The Committee may reduce, but not increase, the amount of compensation that is payable upon achievement of the designated performance goal.
      Deferrals. The Committee may permit a participant to defer receipt of cash or shares that would otherwise be due to a participant in connection with any grant. The Committee will establish rules and procedures for any such deferrals consistent with applicable requirements of Section 409A of the Internal Revenue Code.
      Transferability of Grants. Grants under the Plan are not transferable by the participant except by will or the laws of descent and distribution. Grants under the Plan may not be pledged or otherwise encumbered by a participant or otherwise subject to the claims of a participant’s creditors.
      Adjustment Provisions. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a recapitalization or change in par value or (iv) by reason of any other extraordinary or unusual event affecting the outstanding shares of Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for grants, the maximum number of shares of Company Stock for which any individual may receive pursuant to grants in any year, the number of shares covered by outstanding grants, the kind of shares to be issued or transferred under the Plan, and the price per share or the applicable market value of such grants will be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits under such grants.
      Change of Control. If a change of control occurs, unless the Committee determines otherwise, all outstanding options and SARs will automatically accelerate and become fully exercisable, the restrictions and conditions on all outstanding stock awards will immediately lapse, grantees holding outstanding stock units, dividend equivalents or other stock based awards the Committee may determine that such participants will receive a payment in settlement of such grants, in such amount and such form as may be determined by the Committee provided that the payment amount will deliver an equivalent value for the settled grant.
      The Committee may determine that upon a change of control in which the Company is not the surviving corporation (or we survive only as a subsidiary of another corporation), all outstanding options that are not exercised will be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation), and other grants that remain outstanding will be converted to similar grants of the surviving corporation (or a parent or subsidiary of the surviving corporation).
      In the event of a change of control, the Committee may require that participants surrender their outstanding options in exchange for a payment, in cash or stock, or the Committee may terminate outstanding options after giving participants an opportunity to exercise outstanding options. The Committee may determine that participants holding stock units, dividend equivalents or other stock-based awards will receive a payment in settlement of the grants, in an amount and form determined by the Committee.
      Under the Plan, a change in control is defined as a change in the ownership of the voting power or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as determined in accordance with the rules and guidance set forth in Internal Revenue Service Notice 2005-1 and any further regulations or guidance issued by the Internal Revenue Service under Code Section 409.
      Other Corporate Transactions: In the event of an acquisition or other corporate transaction, the Committee may make grants to employees or directors in substitution for outstanding grants made by the predecessor corporation, on such terms as the Committee determines, including terms that vary from the other terms and conditions of the Plan.
      Repricing of Options. The Plan includes a restriction providing that, without stockholder approval, neither the Committee nor the Board of Directors can amend or replace options previously granted under the Plan in a transaction that constitutes a “repricing” as that term is defined under the New York Stock Exchange rules. Adjustments to the exercise price or number of shares of Company Stock subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a “repricing.”
      Amendment and Termination of the Plan. The Board of Directors may amend or terminate the Plan at any time, subject to stockholder approval if such approval is required under any applicable laws or stock exchange requirements. The Plan will terminate on July 17, 2016. No grants may be issued under the Plan after July 17, 2016.
      Grants Under the Plan. No grants have been awarded under the Plan. It is currently not possible to predict the number of shares of Company Stock that will be granted or who will receive any grants under the Plan after the Meeting.
      The last sales price of our Company’s Company Stock on June 15, 2006 was $5.55 per share.
Federal Income Tax Consequences
      The following description of the federal income tax consequences of grants under the Plan is a general summary. State, local, and other taxes may also be imposed in connection with grants. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to individuals who participate in the Plan.
      Incentive Stock Options. There generally are no federal income tax consequences to a participant or to the Company upon the grant of an incentive stock option.
      A participant will not recognize income for purposes of the regular federal income tax upon the exercise of an incentive stock option. However, for purposes of the alternative minimum tax, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment and included in the computation of the recipient’s alternative minimum taxable income.

      A participant will recognize income when he or she sells stock acquired upon exercise of an incentive stock option. If the shares acquired upon exercise of an incentive stock option are disposed of after two years from the date the option was granted and after one year from the date the shares were transferred upon the exercise of the option, the participant will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price. The Company will not be entitled to any corresponding tax deduction.
      If a participant disposes of the shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (a disqualifying disposition), any gain recognized on the disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the sale price, if less) and the exercise price. The Company generally will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be a long-term or short-term capital gain, depending upon the length of time the shares were held before the disposition.
      Nonqualified Stock Options: A participant who receives a nonqualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of our stock on the date of exercise over the option price. The basis in shares acquired upon exercise of a nonqualified stock option will equal the fair market value of such shares at the time of exercise, and the holding period of the shares (for capital gain purposes) will begin on the date of exercise. In general, the Company will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary income.
      Stock Units: A participant who receives a stock unit will not recognize taxable income until the unit is paid to the participant. When the unit is paid, the participant will recognize ordinary income in an amount equal to the fair market value of the stock and cash, if any, paid to the participant. The Company generally will be entitled to a business expense deduction in the same amount.
      Stock Awards: A participant who receives a stock award generally will not recognize taxable income until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs first. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time, less any amounts paid for the shares. A participant may elect to recognize ordinary income when a stock award is granted in an amount equal to the fair market value of the shares at the date of grant, determined without regard to the restrictions. The Company generally will be entitled to a corresponding business expense deduction in the year in which the participant recognizes ordinary income.
      SARs, Dividend Equivalents and Other Stock-Based Awards: A participant will recognize ordinary income when SARs, dividend equivalents and other stock-based awards are paid to the participant, in an amount equal to the cash and the fair market value of any shares paid to the participant. The Company generally will be entitled to a corresponding business expense deduction when the participant recognizes ordinary income.
      Section 162(m): Section 162(m) of the Internal Revenue Code generally disallows a public company’s tax deduction for compensation paid to the chief executive officer and the four other most highly compensated executive officers in excess of $1 million in any year. Compensation that qualifies as “qualified performance-based compensation” is excluded from the $1 million limit, and, therefore, remains fully deductible by the company that pays it. Assuming the Plan is approved by our stockholders, we intend that options granted under the Plan will not be subject to the Section 162(m) deduction limit, and we intend that grants that are contingent on achievement of performance goals as described in “Qualified Performance-Based Compensation” above will not be subject to the Section 162(m) deduction limit. Other grants under the Plan may be subject to the deduction limit.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Our consolidated financial statements for the fiscal year ended December 31, 2005 have been audited by KPMG LLP (“KPMG”), our independent registered public accounting firm. The Audit Committee of the Board has reappointed KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2006. We anticipate that a representative of KPMG will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement.
Audit and Audit-Related Fees, Tax Fees and All Other Fees
      The following table sets forth the aggregate fees billed to us for professional audit services rendered by KPMG LLP, or KPMG, for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2005 and 2004, the review of the consolidated financial statements included in our quarterly reports on Form 10-Q for such periods and fees billed for other services rendered by KPMG for such periods. Fees include amounts related to the year indicated, which may differ from amounts billed.

	Fiscal Year Ended	Fiscal Year Ended
	December 31,	December 31,
	2005	2004

	($ in thousands)
Annual audit fees(1)	$854	$997
Audit related fees(2)	19	15
Tax fees(3)	298	278
All other fees(4)	—	300

Total fees for services	$1,171	$1,590

(1)	Annual audit fees for the audit of the consolidated financial statements included in our annual report on Form 10-K and the review of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q. This category also includes fees for statutory audits required by the Puerto Rico tax authorities, debt compliance letters, consents, review of registration statements and other documents filed with the SEC, and accounting consultations. Also included are their audits over management’s assessment over the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Audit related fees are the fees for the financial statement audit of our employee benefit plan.

(3)	Tax fees are the fees for professional services rendered for tax compliance, tax advice, and tax planning for our U.S. and Puerto Rico entities.

(4)	All other fees are the fees for services other than those in the above three categories. This category includes fees for documentation assistance services related to internal controls over financial reporting.
Audit Committee Pre-Approval Policies and Procedures
      In accordance with the Audit Committee Charter, the Audit Committee has the responsibility and authority to approve in advance all audit and non-audit services to be provided to us. The Audit Committee has not adopted pre-approval policies and procedures for services performed by our independent auditors. Our Audit Committee approves our independent auditors to audit or render non-audit services before each engagement. The Audit Committee may, however, adopt pre-approval policies and procedures in the future if it deems pre-approval policies and procedures to be appropriate for us. The Audit Committee did not rely upon the exception to the pre-approval requirements provided in 17 C.F.R 210.2-01(c)(7)(i)(c). The Audit Committee provided its prior approval for all audit and non-audit related services reflected in the above table. The Audit Committee reviewed the provision of all non-audit services by KPMG and concluded that the provision of these services was compatible with maintaining KPMG’s independence.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
      In order for a stockholder proposal to be included in the proxy statement for our next annual meeting of stockholders to be held in 2007, such proposal must be submitted in writing by certified mail, return receipt requested, and received by us at 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133, Attention: Melanie M. Montenegro, Corporate & Finance Counsel, no later than the close of business on April 19, 2007 and no earlier than March 20, 2007. However, if the 2007 Annual Meeting does not occur between July 9, 2007 and September 17, 2007, the notice must be received not earlier than 120 days before the 2007 Annual Meeting and not later than the close of business on the later of 90 days before the 2007 Annual Meeting or 10 days following the day on which public announcement of the 2007 Annual Meeting is first made.
      The notice must set forth the security holder’s name and address as they appear on our books and the class and number of shares of common stock beneficially owned by such security holder. Additionally, the notice must set forth, as to each person whom the security holder proposes to nominate for election as a director, all information relating to such person required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named as a nominee and to serving as a director if elected).
ANNUAL REPORT
      Our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, containing our consolidated financial statements, has been mailed concurrently with the mailing of this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report on Form 10-K is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.
      Any beneficial or record owner of our securities on the Record Date of June 15, 2006 may request and receive without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including the consolidated financial statements and financial statement schedules thereto. Such request should be in writing and addressed to: Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133, Attention: Melanie M. Montenegro, Corporate & Finance Counsel.
OTHER MATTERS
      As of the date of this Proxy Statement, the Board does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

By Order of the Board of Directors

Raúl Alarcón, Jr.
Chairman of the Board of Directors,
President and Chief Executive Officer
Coconut Grove, Florida
June 22, 2006

APPENDIX A
SPANISH BROADCASTING SYSTEM, INC.
2006 OMNIBUS EQUITY COMPENSATION PLAN
Adopted by
Spanish Broadcasting System, Inc.
Board of Directors on March 3, 2006
Approved by
Spanish Broadcasting System, Inc.
Stockholders on

SPANISH BROADCASTING SYSTEM, INC.
2006 OMNIBUS EQUITY COMPENSATION PLAN

1.	Purpose
      The purpose of the Spanish Broadcasting System, Inc. 2006 Omnibus Equity Compensation Plan (the “Plan”) is to provide (i) designated employees of Spanish Broadcasting System, Inc. (the “Company”) and its subsidiaries, and (ii) non-employee members of the board of directors of the Company with the opportunity to receive grants of stock options, stock units, stock awards, dividend equivalents and other stock-based awards. The Company believes that the Plan will encourage the participants to contribute materially to the overall growth of the Company, thereby benefitting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders. The Plan shall be effective as of July 18, 2006, subject to approval by the shareholders of the Company.

2.	Definitions
      Whenever used in this Plan, the following terms will have the respective meanings set forth below:

(a) “Board” means the Company’s Board of Directors.

(b) “Change of Control” shall mean a change in the ownership of the voting power or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, as determined in accordance with the rules and guidance set forth in Internal Revenue Service Notice 2005-1 and any further regulations or guidance issued by the Internal Revenue Service under Code Section 409.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means (i) with respect to Grants to Employees, the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan, (ii) with respect to Grants made to Non-Employee Directors, the Board, and (iii) with respect to Grants that are intended to be “qualified performance-based compensation” under section 162(m) of the Code as well as Grants to Employees who are officers, a committee that consists of two or more persons appointed by the Board, all of whom shall be “outside directors” as defined under section 162(m) of the Code and related Treasury regulations and “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act. The Board or committee, as applicable, that has authority with respect to a specific Grant shall be referred to as the “Committee” with respect to that Grant.

(e) “Company” means Spanish Broadcasting System, Inc. and any successor corporation.

(f) “Company Stock” means the common stock of the Company or such other securities of the Company that may be substituted for common stock pursuant to Section 5(e) provided that such stock qualifies as “service recipient stock” as defined under section 409A of the Code and the applicable regulations thereunder.

(g) “Disability” means a physical or mental incapacity that renders a Participant incapable of engaging in any substantial gainful employment, or that has lasted for a continuous period of no less than six consecutive months, or six months in any twelve-month period, as determined by the Committee in good faith in its sole discretion, provided that if a Participant has entered into an employment agreement with the Company or a subsidiary, the definition of disability, if any, set forth in that agreement shall be substituted for the above definition. All determinations as to the date and extent of disability shall be made by the Committee upon the basis of such evidence as it deems necessary or desirable.

(h) “Dividend Equivalent” means an amount determined by multiplying the number of shares of Company Stock subject to a Grant by the per-share cash dividend, or the per-share fair market value

(as determined by the Committee) of any dividend in consideration other than cash, paid by the Company on its Company Stock.

(i) “Effective Date” of the Plan means July 18, 2006, subject to approval of the Plan by the shareholders of the Company.

(j) “Employee” means an employee of the Employer (including an officer or director who is also an employee).

(k) “Employer” means the Company and its subsidiaries.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.

(n) “Fair Market Value” of Company Stock means as of any given date, unless the Committee determines otherwise with respect to a particular Grant, (i) if the principal trading market for the Company Stock is a national securities exchange such as the New York Stock Exchange or the Nasdaq National Market, the last reported sale price of Company Stock on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, (ii) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines, or (iii) if the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee through the reasonable application of a reasonable valuation method.

(o) “Grant” means an Option, Stock Unit, Stock Award, SAR, Dividend Equivalent or Other Stock-Based Award granted under the Plan.

(p) “Grant Agreement” means the written instrument that sets forth the terms and conditions of a Grant, including all amendments thereto.

(q) “Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under section 422 of the Code or any successor provision thereto.

(r) “Non-Employee Director” means a member of the Board who is not an employee of the Employer.

(s) “Nonqualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(t) “Option” means a right granted to a Participant to purchase shares of Company Stock, as described in Section 7.

(u) “Other Stock-Based Award” means any Grant based on, measured by or payable in Company Stock (other than a Grant described in Sections 7, 8, 9 or 10 of the Plan), as described in Section 11.

(v) “Participant” means an Employee or Non-Employee Director designated by the Committee to participate in the Plan.

(w) “Plan” means this Spanish Broadcasting System, Inc. 2006 Omnibus Equity Compensation Plan, as in effect from time to time.

(x) “SAR” means a stock appreciation right as described in Section 10.

(y) “Stock Award” means an award of Company Stock as described in Section 9.

(z) “Stock Unit” means an award of a phantom unit representing a share of Company Stock, as described in Section 8.

3.     Administration
      (a) Committee. The Plan shall be administered and interpreted by the Committee. In its sole discretion, the Board may at anytime and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to a matter that under Rule 16b-3 of the Exchange Act or section 162(m) of the Code or any regulations or rules issued thereunder is required to be determined in the sole discretion of the Committee. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board. To the extent permitted by applicable law, ministerial functions may be performed by an administrative committee comprised of Company employees appointed by the Committee. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation, and the Committee may at any time rescind the authority so delegated or appoint a new delegate. At all times, the delegate appointed under this Section 3 shall serve in such capacity at the pleasure of the Committee.
      (b) Committee Authority. A majority of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by a majority of the Committee in lieu of a meeting, shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. The Committee shall have the sole authority to (i) determine the Participants to whom Grants shall be made under the Plan, (ii) determine the type, size and terms and conditions of the Grants to be made to each such Participant, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; provided, however, that the Committee shall not have the authority to accelerate the vesting or waive the forfeiture of any performance based awards granted pursuant to Section 12, (iv) amend the terms and conditions of any previously issued Grant, subject to the provisions of Section 18 below, and (v) deal with any other matters arising under the Plan.
      (c) Committee Determinations. The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated Participants.

4.	Grants
      (a) Grants under the Plan may consist of Options as described in Section 7, Stock Units as described in Section 8, Stock Awards as described in Section 9, and SARs or Other Stock-Based Awards as described in Section 10. All Grants shall be subject to such terms and conditions as the Committee deems appropriate and as are specified in writing by the Committee to the Participant in the Grant Agreement.
      (b) All Grants shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular section of the Plan need not be uniform as among the Participants.
      (c) The Committee may make Grants that are contingent on, and subject to, shareholder approval of the Plan or an amendment to the Plan.

5.	Shares Subject to the Plan
      (a) Shares Authorized. The total aggregate number of shares of Company Stock that may be issued under the Plan is 3.5 million (3,500,000) shares, subject to adjustment as described in subsection (e) below.
      (b) Limit on Stock Awards, Stock Units and Other Stock-Based Awards. Within the aggregate limit described in subsection (a), the maximum number of shares of Company Stock that may be issued under the Plan pursuant to Stock Awards, Stock Units and Other Stock-Based Awards during the term of the Plan is 3.5 million (3,500,000) shares, subject to adjustment as described in subsection (e) below.
      (c) Source of Shares; Share Counting. Shares issued under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, and if and to the extent that any Stock Awards, Stock Units, or Other Stock-Based Awards are forfeited or terminated prior to vesting, or otherwise are not paid in full, the shares reserved for such Grants shall again be available for purposes of the Plan. Shares of Company Stock surrendered in payment of the Exercise Price of an Option shall again be available for purposes of the Plan. Shares of Company Stock withheld for payment of applicable tax withholding obligations with respect to the exercise or other taxation of a Grant shall again be available for purposes of the Plan. If SARs are exercised, only the net number of shares actually issued upon exercise of the SARs shall be considered issued under the Plan for purposes of this subsection (c). To the extent that Grants are paid in cash, and not in shares of Company Stock, any shares previously reserved for issuance pursuant to such Grants shall again be available for purposes of the Plan. Notwithstanding the foregoing, no shares shall become available pursuant to this section 5(c) to the extent that the transaction resulting in the return of shares occurs more than ten years after the date of the most recent shareholder approval of the Plan or such return of shares would constitute a “material revision” of the Plan subject to shareholder approval under then applicable rules of the New York Stock Exchange (or any applicable exchange or quotation system).
      (d) Individual Limits. All Grants under the Plan shall be expressed in shares of Company Stock. The maximum aggregate number of shares of Company Stock with respect to which all Grants may be made under the Plan to any individual during any calendar year shall be 1 million (1,000,000) shares, subject to adjustment as described in subsection (e) below. The individual limits of this subsection (d) shall apply without regard to whether the Grants are to be paid in Company Stock or cash. All cash payments (other than with respect to Dividend Equivalents) shall equal the Fair Market Value of the shares of Company Stock to which the cash payments relate.
      (e) Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for issuance under the Plan, the maximum number of shares of Company Stock for which any individual may receive Grants in any year, the number of shares covered by outstanding Grants, the kind of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee, as it may deem reasonably necessary, to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive. Any adjustment affecting a Grant made pursuant to Section 12 shall be made consistent with the requirements of section 162 (m) of the Code.

6.	Eligibility for Participation
      (a) Eligible Persons. All Employees, including Employees who are officers or members of the Board, and all Non-Employee Directors shall be eligible to participate in the Plan.
      (b) Selection of Participants. The Committee shall select the Employees and Non-Employee Directors to receive Grants and shall determine the number of shares of Company Stock subject to each Grant.

7.	Options
      (a) General Requirements. The Committee may grant Options to an Employee or Non-Employee Director upon such terms and conditions as the Committee deems appropriate under this Section 7. The Committee shall determine the number of shares of Company Stock that will be subject to each Grant of Options to Employees and Non-Employee Directors.
      (b) Type of Option, Price and Term.

(i) The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees of the Company or its parents or subsidiaries, as defined in section 424 of the Code. Nonqualified Stock Options may be granted to Employees or Non-Employee Directors.

(ii) The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and may be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Company Stock on the date of grant.

(iii) The Committee shall determine the term of each Option, which shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary, as defined in section 424 of the Code, may not have a term that exceeds five years from the date of grant.
      (c) Exercisability of Options.

(i) Options shall become exercisable in accordance with such terms and conditions as may be determined by the Committee and specified in the Grant Agreement. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(ii) The Committee may provide in a Grant Agreement that the Participant may elect to exercise part or all of an Option before it otherwise has become exercisable. Any shares so purchased shall be restricted shares and shall be subject to a repurchase right in favor of the Company during a specified restriction period, with the repurchase price equal to the lesser of (A) the Exercise Price or (B) the Fair Market Value of such shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

(iii) Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).
      (d) Termination of Employment or Service. Except as provided in the Grant Agreement, an Option may only be exercised while the Participant is employed by the Employer, or providing service as a Non-

Employee Director. The Committee shall determine in the Grant Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.
      (e) Exercise of Options. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Participant shall pay the Exercise Price for the Option (i) in cash, (ii) if permitted by the Committee, by delivery of or attestation to ownership of shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iv) by such other method as the Committee may approve. Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. Payment for the shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance of the Company Stock.
      (f) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, as defined in section 424 of the Code, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.
      (g) The Participant shall give the Company prompt notice of any disposition of shares of Company Stock acquired by exercise of an Incentive Stock Option within two years from the date of grant of such Option or one year after the transfer of such shares of Company Stock to the Participant.

8.	Stock Units
      (a) General Requirements. The Committee may grant Stock Units to an Employee or Non-Employee Director, upon such terms and conditions as the Committee deems appropriate under this Section 8. Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount based on the value of a share of Company Stock. All Stock Units shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan.
      (b) Terms of Stock Units. The Committee may grant Stock Units that are payable on terms and conditions determined by the Committee, which may include payment based on achievement of performance goals. Stock Units may be paid at the end of a specified vesting or performance period, or payment may be deferred to a date authorized by the Committee in a manner that complies with section 409A of the Code. The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.
      (c) Payment With Respect to Stock Units. Payment with respect to Stock Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee. The Grant Agreement shall specify the maximum number of shares that can be issued under the Stock Units.
      (d) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Units after termination of the Participant’s employment or service, and the circumstances under which Stock Units may be forfeited.

9.	Stock Awards
      (a) General Requirements. The Committee may issue shares of Company Stock to an Employee or Non-Employee Director under a Stock Award, upon such terms and conditions as the Committee deems appropriate under this Section 9. Shares of Company Stock issued pursuant to Stock Awards may be issued for cash consideration or for no cash consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award.
      (b) Requirement of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Stock Awards after termination of the Participant’s employment or service, and the circumstances under which Stock Awards may be forfeited or repurchased by the Company.
      (c) Restrictions on Transfer. While Stock Awards are subject to restrictions, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except upon death as described in Section 15(a). Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed when all restrictions on such shares have lapsed. The Company may retain possession of any certificates for Stock Awards until all restrictions on such shares have lapsed.
      (d) Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares during the restriction period.

10.	Stock Appreciation Rights and Other Stock-Based Awards
      (a) SARs. The Committee may grant SARs to an Employee or Non-Employee Director separately or in tandem with an Option. The following provisions are applicable to SARs:

(i) Base Amount. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, an amount that is at least equal to the Fair Market Value of a share of Company Stock as of the date of Grant of the SAR.

(ii) Tandem SARs. The Committee may grant tandem SARs either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the date of the grant of the Incentive Stock Option. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(iii) Exercisability. A SAR shall be exercisable during the period specified by the Committee in the Grant Agreement and shall be subject to such vesting and other restrictions as may be specified in the Grant Agreement. The Committee may grant SARs that are subject to achievement of performance goals or other conditions. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. The Committee shall determine in the Grant Agreement under what circumstances and during what periods a Participant may exercise a SAR after termination of employment or service. A tandem SAR shall be exercisable only while the Option to which it is related is exercisable.

(iv) Grants to Non-Exempt Employees. SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

(v) Value of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of

SARs exercised. The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (i).

(vi) Form of Payment. The Committee shall determine whether the stock appreciation for a SAR shall be paid in the form of shares of Company Stock, cash or a combination of the two. For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR. If shares of Company Stock are to be received upon exercise of a SAR, cash shall be delivered in lieu of any fractional share.

      (b) Other Stock-Based Awards. The Committee may grant other awards not specified in Sections 7, 8 or 9 above that are based on or measured by Company Stock to Employees and Non-Employee Directors, on such terms and conditions as the Committee deems appropriate. Other Stock-Based Awards may be granted subject to achievement of performance goals or other conditions and may be payable in Company Stock or cash, or in a combination of the two, as determined by the Committee in the Grant Agreement.

11.	Dividend Equivalents.
      (a) General Requirements. When the Committee makes a Grant under the Plan or anytime between the date of a Grant and the date the Grant is exercised, vests or expires, the Committee may grant Dividend Equivalents in connection with the Grant, under such terms and conditions as the Committee deems appropriate under this Section 11. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Committee. All Dividend Equivalents that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Stock Units for the Participant, and deferred Dividend Equivalents may accrue interest, all as determined by the Committee. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals. Dividend Equivalents granted with respect to Options or SARs that are intended to be qualified performance based compensation shall be payable, with respect to pre-exercise periods, regardless of whether such Option or SAR is subsequently exercised.
      (b) Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash or shares of Company Stock or in a combination of the two, as determined by the Committee.

12.	Qualified Performance-Based Compensation
      (a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Stock Units, Stock Awards, Dividend Equivalents or Other Stock-Based Awards granted to an Employee shall be considered “qualified performance-based compensation” under section 162(m) of the Code, in which case the provisions of this Section 12 shall apply and control over any contrary provision in this Plan. The Committee may also grant Options or SARs under which the exercisability of the Options is subject to achievement of performance goals as described in this Section 12 or otherwise.
      (b) Performance Goals. When Grants are made under this Section 12, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.” The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Grants identified by the Committee as “qualified performance-based compensation.”
      (c) Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, price-earnings multiples, net earnings, operating earnings, revenue, number of days sales outstanding in accounts receivable, productivity, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), net capital employed, return on assets, shareholder return, return on equity, return on capital employed, growth in assets, unit volume, sales, cash flow, market share, relative performance to a comparison group designated by the Committee, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, customer growth, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to one or more business units or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.
      (d) Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.
      (e) Certification of Results. The Committee shall certify the performance results for the performance period specified in the Grant Agreement after the performance period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the satisfaction of all other terms of the Grant Agreement.
      (f) Death, Disability or Other Circumstances. The Committee may provide in the Grant Agreement that Grants under this Section 12 shall be payable, in whole or in part, in the event of the Participant’s death or Disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

13.	Deferrals
      The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for any such deferrals, consistent with applicable requirements of section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that a Grant may be subject to section 409A of the Code and related Department of Treasury guidance, the Committee may adopt such amendments to the Plan and the applicable Grant Agreements or take any other actions that the Committee determines are necessary or appropriate to (a) exempt the Grant from section 409A of the Code and/or preserve the intended tax treatment of the benefits with respect to the Grant, or (b) comply with the requirements of section 409A of the Code and the applicable guidance.

14.	Withholding of Taxes
      (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Company may require that the Participant or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.
      (b) Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Company’s tax withholding obligation with respect to Grants paid in Company Stock by having shares withheld, at the time such Grants become taxable, up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee.

15.	Transferability of Grants
      (a) Restrictions on Transfer. No right or interest of a Participant in any Grant may be pledged, encumbered or hypothecated to or in favor of any party other than the Company or a subsidiary. Except as described in subsection (b) or (c) below, only the Participant may exercise rights under a Grant during the Participant’s lifetime, and a Participant may not transfer those rights except by will or by the laws of descent and distribution. When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Participant’s will or under the applicable laws of descent and distribution.
      (b) Transfer of Nonqualified Stock Options to or for Family Members. Notwithstanding the foregoing, the Committee may provide, in a Grant Agreement, that a Participant may transfer Nonqualified Stock Options to family members, charitable institutions or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

16.	Consequences of a Change of Control
      (a) In the event of a Change of Control, the Committee may take any one or more of the following actions with respect to or all outstanding Grants, without the consent of any Participant: (i) the Committee may determine that outstanding Options and SARs shall be fully exercisable, and restrictions on outstanding Stock Awards and Stock Units shall lapse, as of the date of the Change of Control or at such other time as the Committee determines, (ii) the Committee may require that Participants surrender their outstanding Options and SARs in exchange for one or more payments by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Exercise Price, if any, and on such terms as the Committee determines, (iii) after giving Participants an opportunity to exercise their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate, (iv) with respect to Participants holding Stock Units, Other Stock-Based Awards or Dividend Equivalents, the Committee may determine that such Participants shall receive one or more payments in settlement of such Stock Units, Other Stock-Based Awards or Dividend Equivalents, in such amount and form and on such terms as may be determined by the Committee, or (v) the Committee may determine that Grants that remain outstanding after the Change of Control shall be converted to similar grants of, or assumed by, the surviving corporation (or a parent or subsidiary of the surviving corporation or successor). Such acceleration, surrender, termination, settlement or conversion shall take place as of the date of the Change of Control or such other date as the Committee may specify.
      (b) Other Transactions. The Committee may provide in a Grant Agreement that a sale or other transaction involving a subsidiary or other business unit of the Company shall be considered a Change of Control for purposes of a Grant, or the Committee may establish other provisions that shall be applicable in the event of a specified transaction.

17.	Requirements for Issuance of Shares
      No Company Stock shall be issued in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Participant hereunder on such Participant’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon. No Participant shall have any right as a shareholder with respect to Company Stock covered by a Grant until shares have been issued to the Participant.

18.	Amendment and Termination of the Plan
      (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without approval of the shareholders of the Company if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. No amendment or termination of this Plan shall, without the consent of the Participant, materially impair any rights or obligations under any Grant previously made to the Participant under the Plan, unless such right has been reserved in the Plan or the Grant Agreement, or except as provided in Sections 13 above or 19(b) below. Notwithstanding anything in the Plan to the contrary, the Board may amend the Plan in such manner as it deems appropriate in the event of a change in applicable law or regulations.
      (b) No Repricing Without Shareholder Approval. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options, nor may the Board amend the Plan to permit repricing of Options, unless the shareholders of the Company provide prior approval for such repricing. The term “repricing” shall have the meaning given that term in section 303A(8) of the New York Stock Exchange Listed Company Manual, as in effect from time to time.
      (c) Shareholder Approval for “Qualified Performance-Based Compensation.” If Grants are made under Section 12 above, the Plan must be reapproved by the Company’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 12, if additional Grants are to be made under Section 12 and if required by section 162(m) of the Code or the regulations thereunder.
      (d) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant.

19.	Miscellaneous
      (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other stock-based awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company in substitution for a grant made by such corporation. The terms and conditions of the Grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives, as determined by the Committee.
      (b) Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of section 422 of the Code, that Grants of “qualified performance-based compensation” comply with the applicable provisions of section 162(m) of the Code and that, to the extent applicable, Grants comply with the requirements of section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 422, 162(m) or 409A of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.
      (c) Enforceability. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.
      (d) Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between the Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of the Company. To the extent that any person acquires a right to receive payment from the Company hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
      (e) Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Director or other person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employment or service of the Employer.
      (f) No Fractional Shares. No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.
      (g) Employees Subject to Taxation Outside the United States. With respect to Participants who are subject to taxation in countries other than the United States, the Committee may make Grants on such terms and conditions as the Committee deems appropriate to comply with the laws of the applicable countries, and the Committee may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.
      (h) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.
      (i) Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified or held harmless by the Company from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit or proceeding to which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit or proceeding against him or her; provided he or she gives the Company an opportunity to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Corporation or Bylaws as a matter of law, or otherwise, any power that the Company may have to indemnify them or hold them harmless.
      (j) Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any subsidiary except to the extent otherwise expressly provided in writing in such other plan or in agreement thereunder.
      (k) Expenses. The expenses of administering the Plan shall be borne by the Company.

TO VOTE BY MAIL, PLEASE DETACH THE PROXY CARD HERE
Spanish Broadcasting System, Inc.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
JULY 18, 2006
The undersigned, acknowledging receipt of (1) notice of the annual meeting of stockholders to be held on July 18, 2006 at 10:00 a.m., Eastern time, at the corporate offices of Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PHII, Coconut Grove, Florida 33133, (2) the Proxy Statement relating to the meeting, and (3) the 2005 Annual Report on Form 10-K, hereby revokes all prior proxies and appoints Raúl Alarcón, Jr. and Joseph A. García, and each of them acting singly, with full power of substitution, as proxies to represent and vote on behalf of the undersigned, as designated herein, all shares of Class A common stock, par value $0.0001 per share, and all shares of Class B common stock, par value $0.0001 per share, of Spanish Broadcasting System, Inc., a Delaware corporation, that the undersigned would be entitled to vote if present in person at the annual meeting of stockholders and any adjournment or adjournments thereof. These proxies are authorized to vote in their discretion upon such other matters as may properly come before the annual meeting or any adjournment(s) thereof.
When properly executed, this proxy will be voted in the manner directed herein by the undersigned.
If a choice is not specified with respect to any proposal, this proxy will be voted FOR such proposal.
Attendance of the undersigned at the annual meeting will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall vote in person at the annual meeting.
EACH STOCKHOLDER SHOULD SIGN THIS PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPANISH BROADCASTING SYSTEM, INC.

HAS YOUR ADDRESS CHANGED?

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TO VOTE BY MAIL, PLEASE DETACH THE PROXY CARD HERE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

Proposal 1:	Election of Directors For:

	• Raúl Alarcón, Jr. • Antonio S. Fernandez	• Pablo Raúl Alarcón, Sr. • Jose A. Villamil	• Dan Mason • Jason L. Shrinsky

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “FOR ALL NOMINEES EXCEPT” box and write that nominee’s name in the space provided.) Exceptions:

☐ FOR ALL NOMINEES LISTED ☐ WITHHOLD AUTHORITY TO VOTE FOR ALL

☐ FOR ALL NOMINEES EXCEPT:

If authority to vote for the election of any nominee, or for all nominees, is not withheld, or if none of the boxes above is checked, this proxy will be deemed to grant authority to vote for all nominees.

Proposal 2:	Approval of the Spanish Broadcasting System, Inc. 2006 Omnibus Equity Compensation Plan.

	☐ FOR	☐ AGAINST	☐ ABSTAIN
Signature(s):
Please sign name(s) exactly as appearing hereon. If shares are held jointly, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:	, 2006

Mark, sign and date the proxy card and return it in the postage-paid envelope enclosed.

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